UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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HCC Insurance Holdings, Inc.

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
ANNUAL MEETING OF SHAREHOLDERS May 21, 2009
STOCK OWNERSHIP OF MANAGEMENT
PROPOSAL NUMBER 1 -- ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
PROPOSAL NUMBER 2 -- RATIFICATION OF OUR AUDITOR FOR 2009
REPORT OF THE AUDIT COMMITTEE
OTHER BUSINESS
INCORPORATION BY REFERENCE
SHAREHOLDER PROPOSALS

HCC INSURANCE HOLDINGS, INC.
13403 Northwest Freeway
Houston, Texas 77040-6094

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 21, 2009, at 9:00 a.m. Houston time

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of HCC Insurance Holdings, Inc. will be held on Thursday, May 21, 2009, at 9:00 a.m. Houston time, at the Omni Hotel, Four Riverway, Houston, TX 77056 for the following purposes:

1. To elect ten directors for a one-year term, each to serve until the Annual Meeting of Shareholders in 2010 and until his successor is duly elected and qualified.

2. To ratify the appointment of PricewaterhouseCoopers LLP as auditors for 2009.

3. To transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

Our Board of Directors has fixed the close of business on April 2, 2009 as the record date for determining those shareholders who are entitled to notice of, and to vote at, the Annual Meeting of Shareholders. A list of such shareholders will be open to examination by any shareholder at the annual meeting and for a period of ten days prior to the date of the annual meeting during ordinary business hours at 13403 Northwest Freeway, Houston, Texas. A copy of the Annual Report of HCC Insurance Holdings, Inc. for the year ended December 31, 2008 is enclosed.

By Order of the Board of Directors,

James L. Simmons,
Vice President and Secretary

Houston, Texas
April 13, 2009

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED PREPAID ENVELOPE OR, IF YOU PREFER, SUBMIT YOUR PROXY BY TELEPHONE OR USING THE INTERNET, TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO, EVEN IF YOU HAVE PREVIOUSLY SUBMITTED YOUR PROXY.

HCC INSURANCE HOLDINGS, INC.
13403 Northwest Freeway
Houston, Texas 77040-6094

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
May 21, 2009

INFORMATION CONCERNING SOLICITATION AND VOTING

This Proxy Statement is first being mailed on or about April 13, 2009 to shareholders of HCC Insurance Holdings, Inc., which is sometimes referred to in this Proxy Statement as “HCC,” or as “we,” “us,” or “our,” in connection with the solicitation by our Board of Directors of proxies to be voted at the Annual Meeting of Shareholders to be held on Thursday, May 21, 2009, at 9:00 a.m. Houston time, at the Omni Hotel, Four Riverway, Houston, TX 77056, and any postponement or adjournment thereof. A shareholder giving a proxy has the power to revoke the proxy at any time until 11:59PM Eastern time May 20, 2009. Such right of revocation is not limited by or subject to compliance with any formal procedure.

This solicitation is made by HCC, and the cost of soliciting proxies will be borne by HCC. Copies of solicitation material may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of shares of our common stock, and normal handling charges may be paid for such forwarding service. Solicitation of proxies may be made by mail, personal interview, telephone and facsimile by our officers and other management employees, who will receive no additional compensation for their services. We have retained Georgeson Shareholder Communications, Inc., 199 Water Street, 26th Floor, New York, NY 10038, at an anticipated cost of $7,000 plus reimbursement of out-of-pocket expenses, to provide services in connection with our annual meeting, including the solicitation of proxies.

Only shareholders of record on our record date of April 2, 2009 will be entitled to vote at the annual meeting, and each share will have one vote. At the close of business on such record date, there were 112,070,307 shares of our common stock outstanding and entitled to vote at the annual meeting.

Quorum and voting requirements are set forth in the Delaware General Corporation Law and our governing documents. A majority of the outstanding shares of our common stock, represented in person or by proxy, will constitute a quorum at our annual meeting. Abstentions, withhold votes and broker non-votes (described below) are each included in the determination of the number of shares present for purposes of determining the presence of a quorum. The election of directors will be determined by a plurality of the votes cast, which means that the 10 nominees who receive the highest votes will be elected. Withhold votes will not impact the outcome of the election of directors. The affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy at the annual meeting and entitled to vote on the matter is required for the ratification of our independent registered public accounting firm. Abstentions have the effect of an against vote. If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion on some of the items to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those items (broker non-votes) and will not be counted in determining the number of shares necessary for approval for each item. Our Board of Directors does not anticipate calling for a vote on any matter other than those described herein.

If you return your signed proxy card but do not mark the boxes indicating how you wish to vote, your shares will be voted FOR the election of the 10 director nominees named herein and FOR ratification of the appointment of PricewaterhouseCoopers LLP.

STOCK OWNERSHIP OF MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of the record date by (a) each of our current and former executive officers named in the Summary Compensation Table whom we refer to as “Named Executive Officers,” (b) each of our directors and (c) all of our directors and Named Executive Officers as a group. Based on a review of Schedules 13D and 13G filed with the SEC, there are no greater than 5% holders.

	Amount and Nature
	of Beneficial		Percent of Common
Name and Address of Beneficial Owner(1)	Ownership(2)		Stock Outstanding

Frank J. Bramanti	559,084	(3)	*
Patrick B. Collins	59,580	(4)	*
J. Robert Dickerson	95,330	(5)	*
Walter M. Duer	67,086	(6)	*
Edward H. Ellis, Jr.	213,708	(7)	*
James C. Flagg, Ph.D.	37,080	(8)	*
Allan W. Fulkerson	78,655	(9)	*
Thomas M. Hamilton	4,000	(10)	*
Craig J. Kelbel	188,500	(11)	*
John N. Molbeck, Jr.	401,279	(12)	*
Cory L. Moulton	95,957	(13)	*
James E. Oesterreicher	6,674		*
Michael A. F. Roberts	49,080	(14)	*
Robert A. Rosholt	2,427		*
Christopher J. B. Williams	5,830		*
Scott W. Wise	3,330		*
All Directors and Named Executive Officers as a group (16 persons)	1,867,600	(15)	1.65%

*	Less than 1%.

(1)	The address for the listed beneficial owners is 13403 Northwest Freeway, Houston, TX 77040-6094.

(2)	Directors and executive officers have sole voting and investment powers of the shares shown unless otherwise indicated.

(3)	Includes 231,250 shares that Mr. Bramanti has the right to acquire upon the exercise of options within 60 days from our record date. Includes 1,125 shares owned of record by Mr. Bramanti’s wife in trust for their children and 2,468 shares owned of record by their children. Mr. Bramanti disclaims beneficial ownership of these 3,593 shares.

(4)	Includes 31,250 shares that Mr. Collins has the right to acquire upon the exercise of options within 60 days from our record date.

(5)	Includes 31,250 shares that Mr. Dickerson has the right to acquire upon the exercise of options within 60 days from our record date.

(6)	Includes 59,250 shares that Mr. Duer has the right to acquire upon the exercise of options within 60 days from our record date. Includes 2,006.5 shares owned of record by a family limited partnership.

(7)	Includes 158,333 shares that Mr. Ellis has the right to acquire upon the exercise of options within 60 days from our record date. Includes 375 shares owned of record by Mr. Ellis’ wife; Mr. Ellis disclaims beneficial ownership of these shares.

(8)	Includes 31,250 shares that Dr. Flagg has the right to acquire upon the exercise of options within 60 days from our record date.

(9)	Includes 31,250 shares that Mr. Fulkerson has the right to acquire upon the exercise of options within 60 days from our record date. Includes 7,500 shares owned of record in Mr. Fulkerson’s IRA. The 39,905 shares Mr. Fulkerson directly owns are held in a collateral custody account and pledged to secure a loan.

(10)	This total does not include 1998.24 shares of common stock Mr. Hamilton has elected to defer under the HCC Insurance Holdings, Inc. Nonqualified Deferred Compensation Plan for Non-Employee Directors. Although Mr. Hamilton does not currently beneficially own the shares, he has the contractual right to receive them upon his separation from service with HCC.

(11)	Includes 185,000 shares that Mr. Kelbel has the right to acquire upon the exercise of options within 60 days from our record date.

(12)	Includes 317,500 shares that Mr. Molbeck has the right to acquire upon the exercise of options within 60 days from our record date.

(13)	Includes 72,500 shares that Mr. Moulton has the right to acquire upon the exercise of options within 60 days from our record date.

(14)	Includes 31,250 shares that Mr. Roberts has the right to acquire upon the exercise of options within 60 days from our record date.

(15)	Includes 1,180,083 shares that all Directors and Named Executive Officers as a group have the right to acquire upon the exercise of options within 60 days from our record date.

PROPOSAL NUMBER 1 — ELECTION OF DIRECTORS

Each director elected at our annual meeting will continue to serve until his successor is duly elected and qualified at the next annual meeting of shareholders in 2010 or until his earlier death, resignation or removal. Each of the nominees is currently a director of HCC. Our Board of Directors has determined that each of Messrs. Duer, Flagg, Hamilton, Oesterreicher, Rosholt, Williams and Wise are “independent” directors, as that term is defined by the New York Stock Exchange (NYSE). Such directors are collectively referenced in this Proxy Statement as the “Independent Directors.”

Our management notes that each of the proposed nominees is standing for re-election to our Board of Directors and that each has served our shareholders’ interests well during his tenure as a director. Our management believes that HCC and its shareholders benefit from the wide variety of industry and professional experience that characterizes the Independent Director members of our Board of Directors.

The following table presents information concerning persons nominated for election as directors of HCC, including current membership on committees of our Board of Directors, principal occupation or affiliations during the last five years, and certain directorships held. Although our Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the annual meeting, the Board may reduce the size of the Board accordingly, or the persons named in the enclosed form of Proxy will vote in accordance with their best judgment for any substitute nominee.

Information Regarding Nominees for Director

			Served as
			Director
Name	Principal Occupation During the Past Five Years	Age	Since

Frank J. Bramanti	Mr. Bramanti is a director and, since November 2006, has served as Chief Executive Officer of HCC. Mr. Bramanti has over 20 years experience in the insurance industry. Prior to his becoming CEO, Mr. Bramanti had been retired from his position as an Executive Vice President of HCC since the end of 2001. From 1980 until his retirement, he served HCC in various capacities, including director, Secretary, Chief Financial Officer and interim President. Mr. Bramanti is a member of our Investment and Finance Committee and also serves as a director and officer of several of our subsidiaries.	52	1997

Walter M. Duer	Mr. Duer is a Certified Public Accountant and a retired partner in the international accounting firm KPMG LLP, where he was employed from 1968 through 2004. Mr. Duer is a member of our Audit and our Investment and Finance Committees.	62	2004

Edward H. Ellis, Jr.	Mr. Ellis is a director and an Executive Vice President and the Chief Financial Officer of HCC. Mr. Ellis is a Certified Public Accountant with over 32 years of public accounting experience. Prior to joining us in 1997, Mr. Ellis served as a partner specializing in the insurance industry in the international accounting firm PricewaterhouseCoopers LLP from 1988 to 1997. Mr. Ellis is a member of our Investment and Finance Committee and also serves as a director and officer of several of our subsidiaries.	66	2001

James C. Flagg, Ph. D.	Dr. Flagg is a Certified Public Accountant and an Associate Professor in the Department of Accounting in the Mays Business School at Texas A&M University, where he has taught since 1988. Dr. Flagg holds a Master of Science in Economics, an M.B.A. and a Ph.D. in Accounting. Dr. Flagg is Chairman of our Audit Committee and a member of our Nominating and Corporate Governance Committee. He is a member of the board of the Texas State Board of Public Accountancy.	57	2001

			Served as
			Director
Name	Principal Occupation During the Past Five Years	Age	Since

Thomas M. Hamilton	Mr. Hamilton has been Co-owner of Medora Investments, a private investment firm, since 2003. He served as the Chairman, President and Chief Executive Officer of EEX Corporation from 1997 until his retirement in 2002. Previously, Mr. Hamilton held various executive positions at other oil and gas companies, including Pennzoil, BP and Exxon. Mr. Hamilton serves on our Compensation Committee and is the Chairman of our Nominating and Corporate Governance Committee. Mr. Hamilton is a director of FMC Technologies, Inc. (NYSE symbol: FTI), Hercules Offshore, Inc. (Nasdaq symbol: HERO) and Methanex Corporation (Nasdaq global market symbol: MEOH). Mr. Hamilton was identified as a potential candidate for our Board by Korn/Ferry International.	65	2008

John N. Molbeck, Jr.	Mr. Molbeck is a director and, since 2006, has served as President and Chief Operating Officer of HCC, a position he previously held from 1997 to 2002. From 2003 through 2005, Mr. Molbeck served as Chief Executive Officer of Jardine Lloyd Thompson LLC, a retail insurance brokerage firm, which was, at the time, a subsidiary of Jardine Lloyd Thompson Group, plc (London Stock Exchange code: JLT). Prior to initially joining HCC in 1997, Mr. Molbeck had been the Managing Director of Aon Natural Resources Group, a subsidiary of Aon Corporation (NYSE symbol: AOC). Mr. Molbeck is a member of our Investment and Finance Committee and an ex officio member of our Enterprise Risk Oversight Committee. He also serves as a director and officer of several of our subsidiaries.	62	2005

James E. Oesterreicher	Mr. Oesterreicher is the Retired Chairman of the Board of J.C. Penney Company, Inc. He served as Chairman of the Board and Chief Executive Officer from 1997 until 2000 and as Vice Chairman and Chief Executive Officer from 1995 to 1997. Mr. Oesterreicher is Chairman of our Compensation Committee and a member of our Nominating and Corporate Governance Committee. In 2008, he also served on our Special Litigation Committee, which completed its work and disbanded in April 2008, in connection with certain derivative litigation. Mr. Oesterreicher also serves as a director of Brinker International, Inc. (NYSE symbol: EAT) and on the boards of Texas Health Resources, Circle Ten Council — Boy Scouts of America, National March of Dimes Advisory Board and Spina Bifida Birth Defects Foundation.	67	2007

			Served as
			Director
Name	Principal Occupation During the Past Five Years	Age	Since

Robert A. Rosholt	Mr. Rosholt is the former Chief Financial Officer for Nationwide Mutual Insurance Company from 2002 to 2008. Prior to joining Nationwide, Mr. Rosholt served as Executive Vice President and Chief of Operations at the risk services unit of Aon Corporation, a leading global provider of risk management services, insurance and reinsurance brokerage and human capital consulting, from 2000 to 2002. Mr. Rosholt also served as Chief Financial Officer at First Chicago Corporation and its successor companies including Bank One, from 1974 to 2000, where he had oversight for capital and asset liability management as well as proprietary investment activities. Mr. Rosholt is a member of our Audit Committee and is Chairman of our Enterprise Risk Oversight Committee. Mr. Rosholt is a director of Abercrombie & Fitch Co. (NYSE symbol: ANF) and a member of the advisory board of the Financial Institution Advisory Services of Alrarez and Marsal. Mr. Rosholt was identified as a potential candidate for our Board by Korn/Ferry International.	59	2008

Christopher J. B. Williams	Mr. Williams is currently Chairman of Wattle Creek Winery, a position he has held since retiring as National Director for Life, Accident & Health of Willis Re in 2005. He has over 30 years of insurance industry experience. Mr. Williams is the Chairman of our Board of Directors, a position he assumed in August 2008. Mr. Williams is a member of our Enterprise Risk Oversight and our Compensation Committees. He also serves as an ex officio member of our Audit, our Nominating and Corporate Governance and our Investment and Finance Committees. In 2008, Mr. Williams served on our Special Litigation Committee, which completed its work and disbanded in April 2008, in connection with certain derivative litigation.	53	2007

Scott W. Wise	Mr. Wise is currently the Chief Investment Officer for Rice University, a position he has held since 1989. Mr. Wise is responsible for all endowment matters for Rice University, including asset allocation, selection and management of investment managers, investment performance and endowment spending. Mr. Wise is also responsible for developing and overseeing Rice University’s debt financing program. Mr. Wise is Chairman of our Investment and Finance Committee and is a member of our Enterprise Risk Oversight Committee.	59	2008

Our Board of Directors recommends that our shareholders vote “FOR” each of the proposed nominees.

Information Regarding Executive Officers Who Are Not Nominees for Director

			Served the
			Company
Name	Principal Occupation During the Past Five Years	Age	Since

Barry J. Cook	Mr. Cook is an Executive Vice President of HCC and is the Chief Executive Officer of HCC Insurance Holdings (International) Limited. Mr. Cook oversees our international operations. From 1992 to 2005, Mr. Cook served as Chief Executive Officer of Rattner Mackenzie Limited, which we acquired in 1999. Mr. Cook also serves as a director and officer of several of our subsidiaries.	48	1999

			Served the
			Company
Name	Principal Occupation During the Past Five Years	Age	Since

Craig J. Kelbel	Mr. Kelbel is an Executive Vice President of HCC and is the President and Chief Executive Officer of HCC Life Insurance Company. Mr. Kelbel oversees our group life, accident and health operations. Prior to joining us, Mr. Kelbel was the President of USBenefits Insurance Services, Inc. and a Vice President of its parent, The Centris Group, Inc., which was acquired by HCC in 1999. Mr. Kelbel has over 28 years of experience in the insurance industry. Mr. Kelbel also serves as a director and officer of several of our subsidiaries.	54	1999

Cory L. Moulton	Mr. Moulton is the Executive Vice President — U.S Property and Casualty Operations of HCC. Mr. Moulton oversees our domestic property and casualty operations. Mr. Moulton has served as the Chief Executive Officer of our subsidiary Professional Indemnity Agency, Inc., from 2005 to the present. He was previously the General Partner of Tobat Capital, LLC, a venture capital firm that invested in early stage financial services technology companies, from 2000 to 2005, and served in various capacities with E. W. Blanche, an international reinsurance intermediary, including President — International Operations, from 1992 to 2000. Mr. Moulton also serves as a director and officer of several of our subsidiaries.	40	2005

Pamela J. Penny	Ms. Penny is Executive Vice President and Chief Accounting Officer of HCC. She previously served as Senior Vice President — Finance from 2004 to November 2008. Prior to joining us, Ms. Penny served as Senior Vice President and Controller for Aegis Mortgage Corporation from 2003 to 2004 and served in varying capacities with American International Group, Inc. (formerly American General Corporation), including Senior Vice President & Controller of American General, from 1991 to 2003. She was previously a partner in the international accounting firm KPMG LLP. Ms. Penny is a Certified Public Accountant and also serves as a director and officer of several of our subsidiaries.	54	2004

Randy D. Rinicella	Mr. Rinicella is Senior Vice President and General Counsel of HCC. Prior to joining us, Mr. Rinicella was the Vice President, General Counsel and Secretary of Dresser Rand Group, Inc., a publicly-traded equipment supplier to the worldwide oil, gas, petrochemical and process industries, from 2005 until 2007. Mr. Rinicella was a shareholder at the national law firm of Buchanan Ingersoll PC from 2004 until 2005, where he was a member of the firm’s corporate finance department, and from 2002 to 2004, he was a partner in the law firm of Roetzel & Andress. Mr. Rinicella serves as a director and officer of several of our subsidiaries.	51	2007

Michael J. Schell	Mr. Schell is Executive Vice President and Chief Underwriting Officer of HCC, the Chief Executive Officer of Houston Casualty Company and other of our insurance company subsidiaries, and oversees our domestic surety and credit operations. Prior to joining us in 2002, Mr. Schell was with the St. Paul Companies for 25 years, most recently as President and Chief Operating Officer of St. Paul Re. Mr. Schell also serves as a director and officer of several of our subsidiaries.	58	2002

Executive Sessions of the Board of Directors

Independent Directors meet regularly in executive session at each regularly scheduled meeting of our Board of Directors. Christopher J.B. Williams, as the independent Chairman of the Board, serves as the presiding director at each executive session. Our Independent Directors met in executive session four times in 2008.

Communications with Directors

Our Board of Directors has adopted corporate governance guidelines that provide that our shareholders and other interested parties may communicate with one or more of our directors by mail in care of: James L. Simmons, Secretary, HCC Insurance Holdings, Inc., 13403 Northwest Freeway, Houston, Texas 77040-6094. Such communications should specify the intended recipient or recipients. All such communications, other than unsolicited commercial solicitations, will be forwarded to the appropriate director, or directors, for review.

Board Attendance at the Annual Meeting

Our policy is to have our directors attend our annual meeting. Last year, all of our then-serving directors attended the annual meeting.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that is applicable to all of our directors, officers and other employees. The Code is posted under the Corporate Governance portion of the Investor Relations section on our website at www.hcc.com and is available to any shareholder upon request.

Director Independence

Our Board of Directors has established criteria for determining director “independence” as set forth in our Corporate Governance Guidelines. In particular, no director shall be deemed to be “independent” unless the Board, as a whole, shall have affirmatively determined that no material relationship exists between such director and HCC other than the director’s service as a member of our Board of Directors. In addition, the following criteria apply to determine independence:

•	no director who is an employee, or whose immediate family member is an executive officer of HCC, is deemed independent until three years after the end of such employment relationship;

•	no director who receives, or whose immediate family member receives, more than $120,000 in any twelve-month period in direct compensation from HCC, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is deemed independent until three years after he or she ceases to receive more than $120,000 in any twelve-month period of such compensation;

•	no director is independent who (i) is a current partner or employee of a firm that is HCC’s internal or external auditor; (ii) has an immediate family member who is a current partner of such firm; (iii) has an immediate family member who is a current employee of such firm and personally works on the HCC’s audit; or (iv) was or had an immediate family member who was within the last three years a partner or employee of such firm and personally worked on HCC’s audit within that time;

•	no director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of our present executives serve on that company’s compensation committee is deemed independent until three years after the end of such service or the employment relationship;

•	no director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, HCC for property or services in an amount that, in any single fiscal year, exceeds the greater of $1.0 million or 2% of such other company’s consolidated gross revenues, is deemed independent until three years after falling below such threshold;

•	no director who has a personal services contract with HCC, or any member of HCC’s senior management is independent;

•	no director who is affiliated with a not-for-profit entity that receives significant contributions from HCC is independent;

•	no director who is employed by a public company at which an executive officer of HCC serves as a director is independent;

•	no director is independent who received, during calendar years 2004-2007, remuneration, directly or indirectly, as a result of service as, or compensation paid to an entity affiliated with the director that serves as:

•	an advisor, consultant, or legal counsel to HCC or to a member of HCC’s senior management; or

•	a significant customer or supplier of HCC;

•	no director who, during calendar years 2004-2007, had any business relationship with HCC for which HCC has been required to make disclosure under Item 404(a) of Regulation S-K (Transactions with Related Persons) is independent provided that transactions disclosed in our 2007 proxy statement are grandfathered into this requirement;

•	no director who had any relationship described in the first bullet point above or in any of the sixth through the tenth bullet points above with any affiliate of HCC is independent; and

•	no director who is a member of the immediate family of any person who fails to satisfy the independence requirements described in the first bullet point above or in any of the sixth through the eleventh bullet points above is independent.

In addition, members of our Audit Committee must meet the following additional independence requirements:

•	no director who is a member of the Audit Committee shall be deemed independent if such director is affiliated with HCC or any of its subsidiaries in any capacity, other than in such director’s capacity as a member of our Board of Directors, the Audit Committee or any other Board committee; and

•	no director who is a member of the Audit Committee shall be deemed independent if such director receives, directly or indirectly, any consulting, advisory or other compensatory fee from HCC or any of its subsidiaries, other than fees received in such director’s capacity as a member of our Board of Directors, the Audit Committee or any other Board committee, and fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with HCC (provided such compensation is not contingent in any way on continued service).

In addition to the independence standards above, unless otherwise prohibited by NYSE rules, the Board has determined that any commercial or charitable relationship that is not required to be reported in a proxy statement will not be considered a material relationship that would impair a director’s independence.

Our Board of Directors has affirmatively determined that each of Messrs. Duer, Flagg, Hamilton, Oesterreicher, Rosholt, Williams and Wise meets the general criteria for independence set forth above and that all members of the Audit Committee meet the further requirements for independence set forth above.

Meetings and Committees of the Board of Directors

During 2008, our Board of Directors met 11 times and acted by written consent on various other occasions. Each person nominated to be a director attended, or participated via teleconference, in 75% or more of the meetings of the Board of Directors and the meetings of any committee on which he served. Our Board of Directors has standing Audit, Compensation, Enterprise Risk Oversight, Investment and Finance, and Nominating and Corporate Governance Committees, each of which has a written charter. Copies of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee Charters, as well as our Corporate Governance Guidelines, are available under the Corporate Governance portion of the Investor Relations section of our website at

www.hcc.com. In addition, a printed copy of any of these documents will be provided to any shareholder who requests it.

Audit Committee

Our Audit Committee consists of three Independent Directors. The members of the Audit Committee are Walter M. Duer, James C. Flagg (Chairman) and Robert A. Rosholt. In addition, Christopher J.B. Williams serves as an ex officio member of the Audit Committee. The Audit Committee met seven times in 2008.

The Audit Committee’s primary purpose is to assist our Board of Directors’ oversight of (a) the integrity of our consolidated financial statements and disclosures; (b) our compliance with legal and regulatory requirements; (c) our independent registered public accounting firm’s qualifications, performance, independence and fees; and (d) our internal audit function. The Audit Committee has the sole authority to appoint and terminate our independent registered public accounting firm. Our Board of Directors has determined that each of Messrs. Duer, Flagg and Rosholt is an “audit committee financial expert” as described in Item 407(d)(5)(ii) of the SEC’s Regulation S-K. In addition, our Board of Directors has determined that each member of the Audit Committee is independent, as independence for audit committee members is defined in the listing standards of the NYSE. The Audit Committee is established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934.

Compensation Committee

Our Compensation Committee consists of three Independent Directors. The members of the Compensation Committee are Thomas H. Hamilton, James E. Oesterreicher (Chairman) and Christopher J. B. Williams. The Compensation Committee met nine times in 2008.

The Compensation Committee has the responsibility for assuring that our senior executives are compensated in a manner that is consistent with the compensation philosophy and strategy of our Board of Directors and that is in compliance with the requirements of the regulatory bodies that oversee our operations. Generally, the Compensation Committee is charged with the authority to review and approve our compensation philosophy and our executive compensation programs, levels, plans and awards. The Compensation Committee also administers our incentive plans and our stock-based compensation plans and reviews and approves general employee benefit plans on an as-needed basis. The Compensation Committee also has the authority to retain, approve fees and other terms for, and terminate any compensation consultant, outside counsel, accountant or other advisor hired to assist the Compensation Committee in the discharge of its responsibilities. The Chief Executive Officer makes recommendations to the Compensation Committee with respect to the form and amount of executive compensation. In addition, under our Compensation Committee Charter and under our 2008 Flexible Incentive Plan, the Compensation Committee may delegate its authority under such plans to management; however, under our currently existing internal controls with respect to our stock option granting practices, such authority may not be delegated with respect to the granting of options. The Compensation Committee charter allows delegation of Committee authority to subcommittees. See the “Compensation Discussion and Analysis” below for information on our process and procedures for determining 2008 executive officer compensation. Our Board of Directors has determined that each member of the Compensation Committee is independent, as independence for compensation committee members is defined in the listing standards of the NYSE.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or has been an officer or employee of us or any of our subsidiaries. No executive officer of ours served as a member of the Board of Directors or compensation committee (or other Board committee performing similar functions or, in the absence of any such committee, the entire Board of Directors) of another corporation, one of whose executive officers served on our Compensation Committee or as our director. No executive officer or director had a relationship with us requiring disclosure under Regulation S-K Item 404.

Enterprise Risk Oversight Committee

The Enterprise Risk Oversight Committee was established in August 2008. Our Enterprise Risk Oversight Committee consists of three independent directors. The members of the Enterprise Risk Oversight Committee are Robert A. Rosholt (Chairman), Christopher J.B. Williams and Scott W. Wise. In addition, John N. Molbeck, Jr. serves as an ex officio member of the Enterprise Risk Oversight Committee. The Enterprise Risk Oversight Committee met one time in 2008.

The Enterprise Risk Oversight Committee is charged with assisting the Board of Directors with oversight of management’s responsibility to identify, assess, prioritize and manage all material risks to HCC’s business objectives. In this regard, the Enterprise Risk Oversight Committee reviews management’s assessment of risks and mitigation strategies with respect to our business.

Investment and Finance Committee

Our Investment and Finance Committee consists of five directors. The members of the Investment and Finance Committee are Frank J. Bramanti, Walter M. Duer, Edward H. Ellis, Jr., John N. Molbeck, Jr. and Scott W. Wise (Chairman). In addition, Christopher J.B. Williams serves as an ex officio member of the Investment and Finance Committee. The Investment and Finance Committee met seven times in 2008.

The Investment and Finance Committee is charged with establishing investment policies for us and our subsidiaries and directing the investment of our funds, and those of our subsidiaries, in accordance with those policies. In this regard, the Investment and Finance Committee oversees the investment management activities of our third-party investment managers and oversees our corporate financing activities.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of three Independent Directors. The members of the Nominating and Corporate Governance Committee are James C. Flagg, Thomas M. Hamilton (Chairman) and James E. Oesterreicher. In addition, Christopher J.B. Williams serves as an ex officio member of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee met 10 times in 2008.

The Nominating and Corporate Governance Committee is charged with identifying and making recommendations to our Board of Directors of individuals suitable to become members of the Board of Directors and overseeing the administration of our various policies related to corporate governance matters. Our Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent, as independence for nominating committee members is defined in the listing standards of the NYSE.

Director Nominations

The Nominating and Corporate Governance Committee has established certain criteria as guidelines in considering nominations for the Board of Directors. The criteria include:

•	the candidate’s independence;

•	the candidate’s depth of business experience;

•	the candidate’s availability to serve;

•	the candidates integrity and personal and professional ethics;

•	the balance of the business experience on the Board as a whole; and

•	the need for specific expertise on the Board.

These criteria are not exhaustive, and the Nominating and Corporate Governance Committee and the Board of Directors may consider other qualifications and attributes that they believe are appropriate in evaluating the ability of an individual to serve as a member of the Board of Directors. The Nominating and Corporate Governance Committee’s goal is to assemble a Board of Directors that brings to us a variety of perspectives and skills derived from high quality business and professional experience. In order to ensure that the Board consists of members with a variety of perspectives and skills, the Nominating and Corporate Governance Committee has not set any minimum qualifications and also considers candidates with appropriate non-business backgrounds. Other than ensuring that at least one independent member of the Board is a financial expert and a majority of the Board members meet all applicable independence requirements, the Nominating and Corporate Governance Committee does not have any specific skills that it believes are necessary for any individual director to possess. Instead, the Committee evaluates potential nominees based on the contribution such nominee’s background and skills could have upon the overall functioning of the Board.

The Board of Directors believes that, based on the Nominating and Corporate Governance Committee’s knowledge of our Corporate Governance Principles and the needs and qualifications of the Board at any given time, the Nominating and Corporate Governance Committee is best equipped to select nominees that will result in a well-qualified and well-rounded Board of Directors. In making its nominations, the Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue their service. Current members with qualifications and skills that are consistent with the Nominating and Corporate Governance Committee’s criteria for Board service are generally re-nominated. When identifying new candidates to serve on our Board, the Nominating and Corporate Governance Committee undertakes a process that will entail the solicitation of recommendations from any of our incumbent directors, our management or our shareholders. Following a review of the qualifications, experience and backgrounds of these candidates, the Nominating and Corporate Governance Committee will make its recommendation to the Board of Directors. In addition, the committee has the authority under its charter to retain a search firm for this purpose. In 2008, the committee retained Korn/Ferry International to assist in identifying candidates to serve on our Board.

Shareholder Recommendations

The Charter of the Nominating and Corporate Governance Committee provides that the committee will consider proposals for nominees for director from shareholders. Shareholder nominations for director should be made in writing to James L. Simmons, Secretary, HCC Insurance Holdings, Inc., 13403 Northwest Freeway, Houston, Texas 77040-6094. The Nominating and Corporate Governance Committee will consider candidates recommended by shareholders based on the criteria described above. Although the Nominating and Corporate Governance Committee will consider candidates to the Board, the Board may determine not to nominate those candidates.

In order to recommend a director to be nominated at a meeting of shareholders, we require that a shareholder follow the procedures set forth in this section. In order to recommend a nominee for a director position, a shareholder must be a shareholder of record at the time such shareholder gives notice of recommendation and must be entitled to vote for the election of directors at the meeting at which such nominee will be considered. Shareholder recommendations must be made pursuant to written notice delivered to our Secretary at the principal executive offices of HCC:

•	in the case of a nomination for election at an annual meeting, not less than 45 nor more than 75 days prior to the first anniversary of the date of our notice of annual meeting for the preceding year’s annual meeting; and

•	in the case of a special meeting at which directors are to be elected, not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the meeting and of the nominees proposed by our Board of Directors to be elected at the special meeting.

In the event that the date of the annual meeting is changed by more than 30 days from the anniversary date of the preceding year’s annual meeting, the shareholder notice described above will be deemed timely if it is received not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

The shareholder notice must set forth the following:

•	as to each person the shareholder proposes to nominate for election as a director, all information relating to such person that would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Exchange Act, and such person’s written consent to serve as a director if elected; and

•	as to the nominating shareholder and the beneficial owner, if any, on whose behalf the nomination is made, such shareholder’s and beneficial owner’s name and address as they appear on our books, the class and number of shares of our common stock that are owned beneficially and of record by such shareholder and such beneficial owner, and an affirmative statement of whether either such shareholder or such beneficial owner intends to deliver a proxy statement and form of proxy to a sufficient number of shareholders to elect such nominee or nominees.

In addition to complying with the foregoing procedures, any shareholder recommending a director candidate must also comply with all applicable requirements of the Exchange Act, including the rules and regulations under such Act.

Special Litigation Committee

In May 2007, our Board of Directors formed a Special Litigation Committee of independent, disinterested directors to undertake a review of the derivative and class action litigation that arose from our disclosures with regard to our past stock option granting practices. The Special Litigation Committee was composed of two independent, disinterested directors. The members were James E. Oesterreicher and Christopher J.B. Williams. The Special Litigation Committee did not hold any meetings during 2008. The Special Litigation Committee completed its duties and was disbanded on April 1, 2008.

Certain Relationships and Related Transactions

We are not a party to any transaction with executive officers or directors that is required to be disclosed under Item 404(a) of Regulation S-K.

There are no family relationships among the executive officers and directors, and there are no arrangements or understandings between any Independent Director or any other person pursuant to which that Independent Director was selected as a director.

Board Ratification of Related Transactions

Not less than annually, our Board of Directors undertakes the review and approval of all related-party transactions. This policy covers any transaction valued at greater than $120,000 between us or our subsidiaries and any of our executive officers, directors, nominees for director, holders of greater than five percent of our shares, and any of such parties’ immediate family members. Under our policy, covered transactions are to be reviewed by the disinterested members of our Board of Directors, who shall satisfy themselves that (i) all material facts with respect to the transaction have been disclosed to the Board of Directors for its consideration and (ii) that the transaction is fair to HCC. As a result of this review, approval of a transaction may be denied if the transaction is not fair to HCC or is otherwise a violation of our Code of Business Conduct and Ethics. Our policy is in writing and can be found in our Corporate Governance Guidelines.

Advances of Defense Costs for Certain Litigation Matters

Certain members of our current Board of Directors and certain current and former officers and directors were named as defendants in lawsuits arising out of the issues related to our past practices related to granting stock options. The current and former directors and officers who were named as defendants in these actions have a legal right under Delaware corporate law, indemnification agreements with us and our bylaws to advancement of their costs of defense. Accordingly, in 2008, we advanced defense costs of approximately $0.2 million on behalf of our

Named Executive Officers and directors. We recovered a significant portion of these monies advanced from our directors’ and officers’ liability insurance.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, as defined under the Exchange Act, and persons who own more than 10% of a registered class of our equity securities to file initial reports of ownership and changes in ownership with the SEC. Such executive officers, directors and shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Mr. Hamilton’s initial grant of 1,988 common shares upon his joining our Board on November 20, 2008, the receipt of which shares was deferred by Mr. Hamilton under our Non-Employee Director Deferred Compensation Plan, was not timely filed on Form 4, but such grant has been subsequently reported on Form 4. Otherwise, based solely upon a review of the copies of such forms furnished to us and written representations from our directors and executive officers, all persons subject to the reporting requirements of Section 16(a) filed all required reports on a timely basis in 2008.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis explains the philosophy underlying our compensation strategy and the fundamental elements of compensation paid to our Chief Executive Officer, Chief Financial Officer, and other individuals, whom we refer to as “Named Executive Officers” or “executive officers,” included in the Summary Compensation Table for the 2008 calendar year. Specifically, this Compensation Discussion and Analysis addresses the following:

•	Objectives of our compensation programs;

•	What our compensation programs are designed to reward;

•	Elements of compensation provided to the Named Executive Officers;

•	How we determine each element of compensation and why we pay each element;

•	How we determine executive officer compensation; and

•	Other important compensation policies affecting the Named Executive Officers.

Objectives of Our Compensation Programs

Our business plan is shaped by our underlying business philosophy, which is to maximize underwriting profit and net earnings while preserving and achieving long-term growth of shareholders’ equity. As a result, our primary objective is to increase net earnings rather than market share or gross written premium.

In our ongoing operations, we will continue to:

•	emphasize the underwriting of lines of business in which we anticipate we will earn underwriting profits (based on various factors, including premium rates, the availability and cost of reinsurance, policy terms and conditions, and general market conditions);

•	limit our insurance companies’ aggregate net loss exposure from a catastrophic loss through

•	prudent, limited underwriting,

•	the use of reinsurance for those lines of business exposed to such losses, and

•	diversification into lines of business not exposed to such losses; and

•	consider the potential acquisition of specialty insurance operations and other strategic investments.

With the goal of assisting in achieving the foregoing business strategy, our Compensation Committee designs our compensation programs to:

•	recruit and retain top executive officers who are experienced, highly qualified individuals in a position to make significant contributions to our success;

•	provide incentives to motivate executive officers to ensure exceptional performance and desired financial results and to reward such performance;

•	provide an opportunity for executives to develop a significant ownership stake in our company; and

•	align the executive officers’ interests with the long-term interests of our shareholders.

What Our Compensation Programs Are Designed to Reward

Our compensation programs are designed to reward executive officers who are capable of leading us in achieving our business strategy on both a short-term and long-term basis. In addition, we reward qualities that we believe help achieve our strategy such as:

•	individual performance in light of general economic and industry-specific conditions;

•	individual performance that supports our core values;

•	teamwork;

•	resourcefulness;

•	the ability to manage our business;

•	level of job responsibility; and

•	tenure with our company.

Elements of Compensation Provided to the Named Executive Officers

We have determined that our company’s and our shareholders’ interests are best served by entering into multi-year employment agreements with the Named Executive Officers. Such agreements are the result of arms’ length negotiations between the Named Executive Officer and the Compensation Committee. We believe that such multi-year employment arrangements benefit us and our shareholders by permitting us to attract and retain executive officers with demonstrated leadership abilities and to secure the services of such executive officers over an extended period of time. In addition, multi-year employment agreements align executive interests with the long-term interests of HCC and serve our recruitment and retention goals by providing executive officers with security based on the knowledge of how they will be compensated over the term of the agreement. A summary of the principal terms of these employment agreements is included below under the caption “Employment Agreements and Potential Payments Upon Termination or Change of Control.”

The elements of compensation we used during 2008 to compensate the Named Executive Officers included:

•	Base salary;

•	Annual incentives;

•	Long-term equity awards;

•	Nonqualified deferred compensation;

•	Perquisites; and

•	Employee benefits, including

•	Health and insurance plans, and

•	Retirement benefits.

How We Determine Each Element of Compensation and Why We Pay Each Element

General.  In the following section, we discuss each element of compensation listed above, why we elect to pay each element of compensation and how each element of compensation was determined by the Compensation Committee. In determining the amounts of each element and the aggregate compensation for our Named Executive Officers, we do not use any specific formulae or attempt to satisfy any specific ratio for compensation among our executive officers. We also do not generally target any particular allocation for base salary, annual incentive, or long-term equity awards as a percent of total compensation. The Compensation Committee has not engaged in any formal benchmarking processes with respect to compensation of Named Executive Officers. The Compensation Committee has instead relied on the general knowledge, experience and good judgment of its members, both with regard to competitive compensation levels and the relative success that our company has achieved.

Pay decisions for our Named Executive Officers are based on a reasoned, subjective assessment of objective and subjective factors that are weighted as follows:

•	two-thirds based on a consideration of our performance during a given year against our budgeted performance as determined during our annual budgeting process; and

•	one-third based on an assessment of individual factors with respect to the particular Named Executive Officer.

For the two-thirds based on our budgeted performance goals, the Compensation Committee considers each of four factors. The Compensation Committee believes these factors are appropriate measures in determining whether the objectives of our compensation programs are being met. In particular, the Compensation Committee considers:

•	our actual combined ratio compared to budgeted combined ratio;

•	our actual return on equity compared to budgeted return on equity;

•	our actual total underwriting profit compared to budgeted total underwriting profit; and

•	our actual net investment income compared to budgeted net investment income.

For the one-third based on an assessment of individual factors, the Compensation Committee considers:

•	the executive’s individual performance;

•	the executive’s future potential;

•	the executive’s years of service;

•	the executive’s level of experience;

•	the executive’s areas of responsibility; and

•	the executive’s total compensation opportunities relative to compensation opportunities of other members of management of HCC and its subsidiaries.

Because of the significant incentive opportunities available to managers of our subsidiaries based on the subsidiary’s performance, the Compensation Committee also evaluates total compensation to our Named Executive Officers to ensure overall fairness between the compensation opportunities available at both the subsidiary and the corporate level. The differences in the aggregate compensation between our Chief Executive Officer, our President and Chief Operating Officer, and our other Named Executive Officers reflect the greater relative responsibilities with respect to their respective positions.

Base Salary.  Base salary provides a fixed base level of compensation for our executives for the services they render during the year. The purpose of base salary is to compensate our Named Executive Officers in light of their respective roles and responsibilities over time. Base salary is essential to allow us to compete in the employment marketplace for talent and is an important component of total compensation for the Named Executive Officers. It is vital to our goal of recruiting and retaining executive officers with proven abilities. The level of base salary for each Named Executive Officer was established in the executive officer’s employment agreement upon the date of hire or the date of renewal of an existing employment agreement. Base salary was initially determined for each executive officer based on the abilities, qualifications, accomplishments, and prior work experience of the executive officer. Base salary in a renewal agreement was determined based on the same criteria, but also on how the executive officer performed under his previously existing agreement and on the length of the executive officer’s tenure with HCC.

While upward adjustments of base salary are generally specified in the executive officer’s employment agreement, adjustments may also be considered on a discretionary basis annually. In deciding whether to make a discretionary increase to a Named Executive Officer’s compensation, we consider the consistency of the executive officer’s individual performance over the prior year, changes in the executive officer’s responsibilities, the executive officer’s future potential and internal equity. We also consider data available from objective, professionally-conducted market studies obtained from a range of industry and general market sources.

In 2008, Mr. Bramanti entered into an amended and restated employment agreement to alleviate the potential adverse effects of Internal Revenue Code Section 409A and to harmonize employment terms among our executive officers. Mr. Moulton agreed to amend his employment agreement during 2008 in connection with his assumption of the role of Executive Vice President — U.S. Property and Casualty Operations and his relocation to our corporate offices in Houston. See “Employment Agreements and Potential Payments Upon Termination or Change of Control,” below, for further discussion of the terms of the employment contracts of our Named Executive Officers.

Base salary for 2008 and increases, if any, for 2009 were set in accordance with the terms of the respective employment agreements of our Named Executive Officers. These increases are shown in the Summary

Compensation Table, below. Our Board did not award any discretionary salary increases under existing employment agreements in 2008 or for 2009; however, Mr. Moulton received a base salary increase of $125,000 or 31.3% in connection with his entering into an amended employment agreement. Our Compensation Committee deemed this increase appropriate to compensate Mr. Moulton for the increased responsibilities related to his new position with HCC, to serve our retention goals with respect to Mr. Moulton, and to achieve equity, both among similarly situated Named Executive Officers and among our executives at the corporate level and at the subsidiary level. Based upon their reasoned subjective assessment of the market as well as data available from objective, professionally-conducted market studies obtained from a range of industry and general market sources, the members of the Committee deemed the increase to be reasonable.

Annual Incentives.  Annual incentive compensation is intended to motivate and reward our Named Executive Officers for performance in achieving our business objectives.

2008 Flexible Incentive Plan.  In 2008, our Board adopted and our shareholders approved the HCC Insurance Holdings, Inc. 2008 Flexible Incentive Plan. Under the 2008 Plan, we pay performance awards in the form of annual cash incentive compensation payments. The 2008 Plan is intended to advance our interests and those of our shareholders,

•	by rewarding superior performance;

•	by motivating our Named Executive Officers;

•	by attracting and retaining key executives; and

•	by fostering accountability and teamwork.

Under the 2008 Plan, we grant awards of incentive compensation that may be paid to a participant upon our satisfaction of corporate performance goals. We limit cash performance awards under the 2008 Plan to our Chief Executive Officer and any of our other employees whose compensation is potentially subject to the deductibility limitations of Section 162(m) of the Internal Revenue Code. Participants are designated by our Compensation Committee. For 2008, Messrs. Bramanti, Ellis, Molbeck and Kelbel participated in cash performance awards under the 2008 Plan. Mr. Moulton did not participate because he was not expected to be subject to Section 162(m) for 2008. Our Compensation Committee established maximum bonus amounts for each of these executives, expressed as a percentage of pretax income for HCC. Those maximum targets were as follows: Mr. Bramanti — 1.0%, Mr. Ellis — 0.25%, Mr. Molbeck — 0.5% and Mr. Kelbel — 0.1%. For 2008, our pretax income was $436.3 million. After the conclusion of the calendar year, the Compensation Committee calculates the maximum bonus amount based on the compensation targets established for each executive officer and then determines the actual bonus payment amounts based on a reasoned, subjective assessment of objective and subjective factors (including actual operating results against budget, the achievement of personal objectives, individual performance and equitable considerations among similarly situated executives) to arrive at the actual bonus amount for a particular executive officer, which in each case is equal to or less than the maximum bonus amount under the plan.

Our Compensation Committee uses “negative discretion” in determining the actual annual cash incentive awards for the participants in the 2008 Plan as allowed under Section 162(m). For purpose of Section 162(m), the maximum annual incentive award is determined to the extent we achieve our performance goal of pretax income. The Compensation Committee then exercises its negative discretion to reduce the actual annual incentive awards to reflect actual corporate, business unit and individual performance. By setting a high amount that can then be reduced, we believe our annual incentive payments qualify for full deductibility under Section 162(m). Any reduction is not a negative reflection on the performance of our company or our Named Executive Officers, but rather is done to ensure maximum flexibility with respect to the payment of performance-based bonuses. If the Compensation Committee were to have instead funded the incentive pool at a minimum threshold and used discretion to increase the amounts to reflect company and individual performance, actual payouts would not qualify for the Section 162(m) tax deduction. For further information on Section 162(m), see the description of Section 162(m) on page 21 of this proxy statement.

Discretionary Annual Incentive.  Named Executive Officers who are not participants in the 2008 Plan are eligible for a discretionary annual incentive award. These discretionary annual bonuses are designed to advance our interests and those of our shareholders and to achieve the same goals as those set forth in the discussion of the 2008 Plan, above, in that they reward, motivate, attract and retain key executives and foster accountability and teamwork. Mr. Moulton’s annual cash bonus for 2008 was subject to the discretion of the CEO and the Compensation Committee. Mr. Moulton was entitled to and received a minimum annual bonus for 2008 of $400,000 under the terms of the amended and restated employment agreement he entered into in connection with his relocation to Houston and assumption of the duties of Executive Vice President — U.S. Property and Casualty Operations.

For 2008, we determined the actual payouts under our 2008 Plan and the actual amount of the discretionary bonus for Mr. Moulton based on individual performance and company performance, including the following factors:

•	Combined ratio of 85.4% against budget of 85.1%;

•	Return on average equity for 2008 of 12.0% against budget of 13.8%;

•	Total underwriting profits of $544.6 million against budget of $552.9 million;

•	Overall investment results of $164.8 million against budget of $218.2 million;

•	Individual effort by the executive in assisting us to achieve our goals;

•	Our performance relative to peers;

•	Our performance in 2008 relative to prior years;

•	Our performance given the general conditions in the industry;

•	Equitable considerations among similarly situated officers; and

•	Past bonus compensation.

No formula was applied to these measures in arriving at the actual bonus amounts, although performance against budget was weighted roughly two-thirds against one-third for individual factors.

Taking these factors into account and utilizing reasoned, subjective judgment, the Compensation Committee approved bonus payments as follows: Mr. Bramanti — $1,500,000; Mr. Ellis — $400,000; Mr. Molbeck — $1,950,000; Mr. Moulton — $400,000; and Mr. Kelbel — $450,000. Thirty-three percent of the bonus to Messrs. Bramanti and Molbeck was in shares of our common stock, which each of the executives has agreed to retain for so long as he remains an employee of HCC. The Committee believes that the grant of a portion of the bonus in HCC stock serves the goals of our compensation program of aligning the executives’ interests with those of our shareholders and providing executives with the opportunity to obtain a significant stake in our company. In each case, for participants in the 2008 Plan, the actual bonus paid was less than the target amount established under the Plan.

Long-Term Equity Awards.  We have historically granted stock options, as we believe this element of compensation aligns the employees’ and the executive officers’ interests with the long-term interests of shareholders. We believe that stock options provide incentive for increased shareholder value because they only provide value to the Named Executive Officers to the extent that the price of our common stock appreciates, and they serve as a good retention vehicle for the Named Executive Officers because they vest based on the executive officer’s continued employment. We also grant restricted stock awards that generally cliff vest at a later date. These long-term equity awards also serve the goal of allowing our executives to obtain a significant stake in our company.

In 2008, in connection with his amended and restated employment agreement, we granted 100,000 stock options and 21,857 shares of restricted stock to Mr. Moulton. In determining the amount of these grants, the Compensation Committee considered prior grants made to Mr. Moulton and those to similarly situated executives, the potential value of the awards, the cost of the awards to us and general market conditions and then utilized reasoned, subjective judgment to arrive at a final award. The exercise price of the grant of stock options and the fair value of the restricted shares was set at the closing price of our common stock on the date of the Compensation Committee meeting at which such grants were approved.

We have granted each executive officer an equity award in connection with his entering a new employment agreement or amending a prior employment agreement with us. Additional equity awards may be made at one of our regularly scheduled Compensation Committee meetings during the year, which are typically held within 30 days of our quarterly earnings releases. The Compensation Committee’s policy is to set the exercise price of stock option awards at the closing price of our stock on the date of the Compensation Committee meeting at which such options are granted. We do not coordinate the grant of awards with the release of earnings for any purpose, including the purpose of affecting the value of executive compensation.

Non-qualified Deferred Compensation.  Each of Messrs. Bramanti and Molbeck are entitled to the payment of deferred compensation under the terms of his respective employment agreement. We believe the tax benefit bestowed on these executives by our deferring payment of a portion of their compensation is valuable to the executives and assists us in meeting our retention goals. Paying a portion of their base compensation as deferred compensation also ensures their compensation will be fully tax deductible. Consequently, we have adopted non-qualified deferred compensation plans for each of Mr. Bramanti and Mr. Molbeck. The plans are substantially identical and are discussed in more detail under the caption “Deferred Compensation Plans,” below.

Perquisites.  Our current policy is that the costs of perquisites will constitute only a small percentage of each Named Executive Officer’s total compensation. In general, the perquisites that an executive officer is eligible to receive are contained in such executive’s employment agreement. In some instances, our Named Executive Officers were provided perquisites by their previous employers, and we offered comparable perquisites in order to attract these Named Executive Officers. Perquisites may include: extended medical benefits; a corporate apartment; an automobile allowance; personal travel on the corporate aircraft; payment of club dues; payment of life and disability insurance premiums; physical exams and payment for estate planning. These benefits are reflected in the All Other Compensation Column of the Summary Compensation Table, below.

Employee Benefits.  Our Named Executive Officers have the opportunity to participate in a number of benefit programs that are generally available to all of our U.S. employees. The Named Executive Officers are eligible to participate in company-sponsored benefit programs on the same terms and conditions as those generally provided to other salaried employees; however, in some instances described below, the executives are entitled to additional benefits. These benefits include:

Health and Insurance Plans.  Basic health benefits, dental benefits, disability protection, life insurance, and similar programs are provided to make certain that access to healthcare and income protection is available to our employees and the employees’ family members. The cost of company-sponsored benefit programs is negotiated by us with the providers of such benefits. In general, the Named Executive Officers contribute to the cost of the benefits; however, medical benefits are provided to Messrs. Bramanti and Molbeck at no cost to them.

In addition, under the terms of their respective employment agreements, each of Messrs. Bramanti, Ellis, Molbeck and Kelbel and their respective qualified beneficiaries, where applicable, is entitled to extended medical benefits under our medical plan after termination of their respective employment. In the case of Messrs. Ellis and Kelbel, such benefits are at no cost to them and extend until they or their respective spouses become eligible for Medicare or the date their respective children would have ceased to be covered under our benefit plans had the executive remained an employee. For each of Messrs. Bramanti and Molbeck, such benefits are at no cost and extend until the later to occur of his death, the death of his spouse (if he is married on the date of his death) or the date their respective children would have ceased to be covered under our benefit plans had the executive remained an employee. We agreed to provide such extended medical benefits to Mr. Bramanti and Mr. Molbeck during each of their previous terms of employment with us.

Retirement Benefits.  The Named Executive Officers are eligible to participate in our 401(k) Plan, which is a company-wide, tax-qualified retirement plan. The intent of this plan is to provide all employees with a tax-advantaged savings opportunity for retirement. We sponsor this plan to help employees at all levels save and accumulate assets for use during their retirement. As required, eligible pay under this plan is capped at Internal Revenue Code annual limits.

How We Determine Executive Officer Compensation

Role of the Compensation Committee.  The Compensation Committee is composed of independent, outside members of the Board of Directors in accordance with NYSE rules, current SEC regulations, and Section 162(m) of the Internal Revenue Code and is responsible for establishing, reviewing, approving, and monitoring the compensation paid to the Named Executive Officers.

Under our current policy, the Compensation Committee approves the terms of each Named Executive Officer’s employment agreement and any necessary modifications that are needed over time.

The Chief Executive Officer recommends to the Compensation Committee annual pay increases, discretionary annual bonuses, cash incentive awards and long-term incentive grants for the other Named Executive Officers. The Compensation Committee then evaluates each executive officer, determines whether the CEO will receive any annual pay increase, sets performance criteria for discretionary annual incentive bonuses, and makes long-term incentive grants, if any. As part of its evaluation process, the Compensation Committee considers our performance, internal equity and consistency, the executive officer’s individual performance over the prior year, changes in responsibilities, and future potential as well as data available from objective, professionally-conducted market studies obtained from a range of industry and general market sources.

The Compensation Committee views the various components of compensation as related, but distinct. As a result, the Compensation Committee has not adopted any policy or guidelines for allocating compensation between long-term and currently paid compensation, between cash and non-cash compensation, or among different forms of non-cash compensation.

Benchmarking.  The Compensation Committee did not use benchmarking to set executive compensation in 2008.

Compensation Consultant.  The Compensation Committee may retain and engage, at its sole discretion, to the extent deemed necessary and appropriate, any compensation consultants, outside counsel or other advisors, having the sole authority to approve the firm’s or advisor’s fees and other retention. The Compensation Committee did not engage a compensation consultant in 2008.

Other Important Compensation Policies Affecting the Named Executive Officers

Financial Restatement.  The Compensation Committee does not have a policy in place governing retroactive modifications to any cash- or equity-based incentive compensation paid to the Named Executive Officers where the payment of such compensation was predicated upon the achievement of specified financial results that were subsequently the subject of a restatement. However, if the Compensation Committee deems it appropriate and to the extent permitted by applicable law, it will seek to recoup amounts, determined to have been inappropriately paid to an executive officer as a result of a financial restatement.

Stock Ownership Requirements.  The Compensation Committee does not maintain a policy relating to stock ownership guidelines or requirements for its Named Executive Officers. The Compensation Committee is reviewing whether such a policy is appropriate for its Named Executive Officers.

Trading in Our Stock Derivatives.  Our Insider Trading Policy prohibits our employees, including Named Executive Officers, from purchasing or selling options on our common stock, engaging in short sales with respect to our common stock, or trading in puts, calls, straddles, equity swaps or other derivative securities that are directly linked to our common stock.

Tax Deductibility of the Named Executive Officers’ Incentive and Equity Compensation.  Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1.0 million paid to a corporation’s chief executive officer and the three other most highly compensated executive officers, excluding the chief financial officer.

Section 162(m) further provides that qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. We currently structure our discretionary annual incentive compensation for executive officers to comply with Section 162(m) through the 2008 Flexible Incentive Plan.

Our current annual incentives satisfy Section 162(m)’s requirement that they be “payable solely on account of the attainment of one or more performance goals.” Although we intend to structure grants under future stock award plans and cash incentive plans in a manner that complies with this section, we may forego all or some portion of a deduction to conform to our compensation goals.

In connection with the compensation of our executive officers, the Compensation Committee is aware of Section 162(m) as it relates to deductibility of qualifying compensation paid to executive officers. In addition, we are aware of recently adopted Section 409A of the Internal Revenue Code and believe we should structure our compensation plans in ways to minimize the likelihood that our employees, including Named Executive Officers, have to pay the excise taxes set forth under Section 409A. If any provision of an employment agreement we have entered into would cause the Named Executive Officer to incur any additional tax under Section 409A or any Treasury Regulations or IRS guidance, we will attempt to reform such provision in a manner that maintains, to the extent possible, the original intent of the provision without violating Section 409A. In addition, the employment agreements of Messrs. Bramanti, Molbeck, Ellis and Kelbel require us to reimburse the executives for any 409A excise taxes incurred by the executives in the event their employment agreements are not fully 409A-compliant.

In addition, the future exercise of certain options held by Named Executive Officers, which were issued at a grant date price that was less than the measurement date price, may have resulted in compensation to our Named Executive Officers that exceeds the deductibility limitations under Section 162(m). In connection with our stock option review in 2006, we repriced these options before December 31, 2006 so that the grant date price equals the measurement date price. However, notwithstanding such repricing, these options no longer qualify as “qualified performance-based compensation” under Section 162(m). Therefore, to the extent a Named Executive Officer were to exercise such options during a given year, any gain realized on such exercise would be included in the calculation of non-excluded compensation, and we would not be able to deduct any such compensation that exceeds the deductibility limits. Thus, future option exercise activity that is beyond our control or the Compensation Committee’s control could cause non-deductible compensation expense under Section 162(m). This risk will remain until all such repriced options are exercised, terminated or expire.

Change of Control Agreements.  Our executive officers’ employment agreements provide for severance in the event of change of control. Except for Mr. Molbeck’s agreement, payments will only be made under these agreements if there is both a change of control and a termination of employment. This is discussed in more detail under the caption “Employment Agreements and Potential Payments Upon Termination or Change of Control” below. The Compensation Committee believes this benefit is required to offer competitive benefits to attract and retain highly qualified executives.

Mr. Molbeck is the only Named Executive Officer who currently will be entitled to a payment sufficient to reimburse him fully on an after-tax basis for any tax under Section 4999 of the Internal Revenue Code, as well as any costs associated with resolving the application of such tax to him.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon such review, the related discussions and such other matters deemed relevant and appropriate to the Compensation Committee, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement to be delivered to shareholders.

Submitted by the Compensation Committee:

James E. Oesterreicher, Chairman
Thomas M. Hamilton
Christopher J. B. Williams

Summary of Cash and Certain Other Compensation

The following table provides certain information concerning compensation we paid to or accrued on behalf of our Principal Executive Officer, Principal Financial Officer and the other three most highly compensated executive officers serving at December 31, 2008, who are sometimes referred to in this Proxy Statement collectively as the “Named Executive Officers.”

2008 Summary Compensation Table

							Non-equity
							Incentive	Non-qualified
					Stock	Option	Plan	Deferred	All Other
					Awards	Awards	Compensation	Compensation	Compensation
Name and Principal Position	Year	Salary ($)		Bonus ($)	($)(1)	($)(2)	($)(3)	Earnings ($)	($)(4)	Total ($)

Frank J. Bramanti	2008	1,950,000	(5)	—	494,983	753,614	1,005,017	1,670	32,958	4,238,242
Chief Executive Officer	2007	1,950,000	(5)	—	—	626,930	1,950,000	8,393	32,762	4,568,085
	2006	250,000		250,000	—	71,160	—	—	219,640	790,800

Edward H. Ellis, Jr.	2008	525,000		—	—	449,100	400,000	—	20,928	1,395,028
Executive Vice President and	2007	491,667		—	—	483,565	500,000	—	19,240	1,494,472
Chief Financial Officer	2006	425,000		425,000	—	588,848	—	—	20,076	1,458,924

John N. Molbeck, Jr.	2008	1,350,000	(6)	—	643,483	709,191	1,306,517	491	96,867	4,106,549
President and	2007	1,253,035	(6)	—	—	625,666	2,500,000	1,319	91,234	4,471,254
Chief Operating Officer	2006	838,103	(6)	150,000	—	453,293	250,000	—	185,541	1,876,937

Cory L. Moulton	2008	441,667		400,000	47,793	260,893	—	—	928,587	2,078,940
Executive Vice President —
U.S. Property & Casualty Operations

Craig J. Kelbel	2008	612,000		13,700	—	545,910	436,300	—	51,589	1,659,499
Executive Vice President —	2007	585,000		—	—	494,193	367,200	—	220,323	1,666,716
U.S. Accident & Health Operations	2006	450,000		250,000	—	400,778	—	—	66,026	1,166,804

(1)	Mr. Bramanti and Mr. Molbeck each received 33% of his annual incentive compensation in shares of HCC stock under the 2008 Flexible Incentive Plan. On February 17, 2009, Messrs. Bramanti and Molbeck were granted 20,676 and 26,879 shares, respectively. Each of the executives has agreed not to dispose of these shares for so long as he remains an employee of HCC. On August 20, 2008, Mr. Moulton was granted 21,857 shares of restricted stock. This column includes the expense we recognized in our 2008 consolidated income statement under Statement of Financial Accounting Standards No. 123(R), Share-Based Payment. For a discussion of the assumptions used in calculating the fair value of our stock-based compensation, refer to Note 1, General Information and Significant Accounting and Reporting Policies — Stock-Based Compensation, and Note 11, Stock-Based Compensation, in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2008.

(2)	Stock options that were granted to our Named Executive Officers in 2008 and in prior years generally vest over periods of one to five years. A grant to Mr. Bramanti in 2007 will vest in 2011 based upon our achievement of average return on equity for the four-year period of 2007 through 2010. This column includes the expense we recognized in our 2008, 2007 and 2006 consolidated income statements under Statement of Financial Accounting Standards No. 123(R), Share-Based Payment. For a discussion of the assumptions used in calculating the fair value of our option awards, refer to Note 1, General Information and Significant Accounting and Reporting Policies — Stock-Based Compensation, and Note 11, Stock-Based Compensation, in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2008.

(3)	The amounts for 2008 represent cash incentive awards under our 2008 Flexible Incentive Plan.

(4)	For 2008, these amounts include matching 401(k) contributions, life and disability premiums, personal use of corporate aircraft, auto expense, club dues, stock option make-whole payment, corporate apartment, relocation expenses, aggregate incremental cost of guaranteed resale of residence, cost of company-provided physical exam and estate planning. Refer to “All Other Compensation” table, immediately following, for disclosure of amounts included in this column.

(5)	Salary for Mr. Bramanti for 2008 and 2007 includes $1,000,000 in deferred compensation under the terms of Mr. Bramanti’s employment agreement. See “2008 Non-qualified Deferred Compensation Plans” below for further information.

(6)	Salary for Mr. Molbeck for 2008 and 2007 includes $350,000 and $294,702, respectively, in deferred compensation under the terms of Mr. Molbeck’s employment agreement and for 2006, includes $255,411 of deferred compensation under the terms of a post-employment consulting arrangement with us under his previous employment agreement. See “2008 Non-qualified Deferred Compensation Plans” below for further information.

All Other Compensation

The following table describes each component of the All Other Compensation column in the Summary Compensation Table for 2008.

		Life and	Personal Use			Stock Option
	Matching 401K	Disability	of Corporate	Auto	Club	Make Whole	Corporate	Relocation	Home
	Contributions	Premiums	Aircraft	Expense	Dues	Payment	Apartment	Expenses	Purchase	Other
Name of Executive	($)(1)	($)(2)	($)(3)	($)(4)	($)	($)(5)	($)(6)	($)(7)	($)(8)	($)(9)

Frank J. Bramanti	10,200	21,483	—	—	—	—	—	—	—	1,275
Edward H. Ellis, Jr.	10,200	10,158	—	—	—	—	—	—	—	570
John N. Molbeck	10,200	11,414	30,628	36,000	—	—	—	—	—	8,625
Cory L. Moulton	10,200	2,422	—	—	28,441	70,800	—	70,563	746,161	—
Craig J. Kelbel	10,200	3,192	—	—	10,300	—	26,792	—	—	1,105

(1)	This column reports company matching contributions to each Named Executive Officer’s 401(k) savings account of 6% of pay up to the limitations imposed under our 401(k) plan.

(2)	This column reports taxable payments made to the Named Executive Officers in the form of premiums for life and disability insurance policies owned by or for the benefit of the executives.

(3)	This column includes the aggregate incremental cost for the Named Executive Officer’s personal use of company aircraft. The calculation includes the variable costs incurred as a result of personal flight activity, including a portion of ongoing maintenance and repairs, aircraft fuel, satellite communications and any travel expenses for the flight crew. It excludes non-variable costs, such as hangar expense, exterior paint, interior refurbishment and regularly scheduled inspections, which would have been incurred regardless of whether there was any personal use of aircraft. This benefit is provided for under the terms of Mr. Molbeck’s employment agreement.

(4)	This column reports taxable payments made to the Named Executive Officer for certain automobile expenses.

(5)	This column reports amounts paid to Mr. Moulton in connection with the repricing of certain options granted to Mr. Moulton before 2008.

(6)	This column reports amounts paid to rent a corporate apartment for Mr. Kelbel, which we agreed to provide under the terms of his employment agreement.

(7)	This column reports relocation expenses paid to Mr. Moulton in connection with his relocation to our corporate offices in Houston and includes $12,292 for reimbursement of federal income and FICA taxes.

(8)	This column reports compensation to Mr. Moulton as a result of the gain in connection with our purchase of his home pursuant to our agreement to guarantee the resale of his house in Mount Kisco, New York in connection with his relocation to our corporate offices in Houston and includes $245,753 for reimbursement of federal income and FICA taxes.

(9)	This column reports the total amount of other benefits provided, none of which individually exceeded the greater of $25,000 or 10% of the total amount of these benefits for the Named Executive Officer. These other benefits include: cost of company-provided physical exam and estate planning.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2008, with respect to compensation plans under which our equity securities are authorized for issuance. All such plans were approved by our shareholders.

Number of Securities
Remaining Available
	Number of Securities		Weighted-Average	for Future Issuance Under
	to be Issued Upon Exercise		Exercise Price of	Equity Compensation Plans
	of Outstanding Options,		Outstanding Options,	(Excluding Securities
	Warrants and Rights		Warrants and Rights	Reflected in Column (a))
Plan category	(a)		(b)	(c)

Equity compensation plans approved by security holders	8,381,527	(1)	$26.41	4,700,482

(1)	The total in this column includes 132,952 restricted stock units issued under our equity incentive plan. These restricted stock units are not included in the calculation of weighted-average exercise price in column (b).

2008 Grants of Plan Based Awards

The following table provides details regarding plan based awards granted to the Named Executive Officers during 2008.

		Estimated	Estimated
		Future	Future	All Other		All Other
		Payouts Under	Payouts Under	Stock		Option		Exercise or	Grant Date
		Non-Equity	Equity	Awards:		Awards:		Base	Fair Value
		Incentive Plan	Incentive Plan	Number of		Number of		Price of	of Stock and
		Awards	Awards	Shares of		Securities		Option	Option
		Maximum	Maximum	Stocks or		Underlying		Awards	Awards
Name	Grant Date	($)(1)	($)(2)	Units (#)		Options (#)		($/Sh)	($/Sh)

Frank J. Bramanti	—	2,923,210	1,439,790	—		—		—	—
Edward H. Ellis, Jr.	—	1,090,750	—	—		—		—	—
John N. Molbeck, Jr.	—	2,932,210	1,439,790	—		—		—	—
Cory L. Moulton	—	1,090,750	—	—		—		—	—
	08/20/2008	—	—	21,857	(3)	—		24.02	525,005
	08/20/2008	—	—	—		100,000	(3)	24.02	425,800
Craig J. Kelbel	—	1,090,750	—	—		—		—	—

(1)	These amounts represent the potential maximum value of the cash portion of the annual bonus awards for 2009, to be payable in 2010, under our 2008 Flexible Incentive Plan for Messrs. Bramanti, Ellis, Molbeck, Kelbel and Moulton. These amounts are an estimate of the maximum potential cash payout for 2009, based on the maximum bonus targets for 2009 (Mr. Bramanti (1.0%), Mr. Ellis (0.25%), Mr. Molbeck (1.0%), Mr. Moulton (0.25%) and Mr. Kelbel (0.25%)) and our pretax income actually achieved in 2008 ($436.3 million). For Messrs. Bramanti and Molbeck, 67% of the total incentive bonus was paid in cash and 33% in stock; therefore, the amount set forth in this column is equal to 67% of the maximum. The actual amounts of cash bonus awards paid for performance during 2008 to Mr. Bramanti ($1,005,017), Mr. Ellis ($400,000), Mr. Molbeck ($1,306,517) and Mr. Kelbel ($436,300) are reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table, above. Mr. Moulton did not participate in the Plan during 2008.

Our 2008 Flexible Incentive Plan provides a performance bonus based upon our achievement of pretax income. The Compensation Committee establishes maximum bonus amounts for eligible Named Executive Officers at the start of the year in order to ensure the bonus amounts meet the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986. After the conclusion of the calendar year, the Compensation Committee calculates the maximum total bonus amount based on the compensation targets established for each executive officer and then determines the actual bonus payment amounts based on a reasoned, subjective assessment of objective and subjective factors (including actual operating results against budget, the achievement of personal objectives, individual performance and equitable considerations among similarly situated executives) to arrive at the actual bonus amount for a particular executive officer, which in each case is equal to or less than the maximum bonus amount under the plan.

(2)	These amounts represent the potential maximum value of the stock portion of the annual bonus awards for 2009, to be payable in 2010, under our 2008 Flexible Incentive Plan for Messrs. Bramanti and Molbeck. As noted above, 33% of the total annual bonus payable to Messrs. Bramanti and Molbeck under our 2008 Flexible Incentive Plan was paid in shares of our common stock; therefore the amount set forth above is equal to 33% of the maximum. These amounts are an estimate of the maximum potential stock payout for 2009, based on the maximum bonus targets for 2009 and the pretax income actually achieved in 2008. The actual amounts of stock bonus awards paid to Mr. Bramanti ($494,983) and Mr. Molbeck ($643,483) for 2008 are reported in the Stock Awards column of the Summary Compensation Table, above.

(3)	In connection with his execution of a new employment agreement and relocation to Houston, Mr. Moulton received a grant of 100,000 options at an exercise price of $24.02, which vest over five years and have a six-year term, and a grant of 21,857 shares of restricted stock with a four-year cliff vesting schedule.

2008 Outstanding Equity Awards at Fiscal Year End

The following table contains information with respect to outstanding option and stock awards at December 31, 2008.

	Option Awards					Stock Awards
			Equity Incentive
			Plan
			Awards:
			Number of
	Number of	Number of	Securities			Number of
	Securities	Securities	Underlying			Shares of Stock	Market Value of
	Underlying	Underlying	Unexercised			or Units of Stock	Shares or Units
	Unexercised	Unexercised	Unearned	Option	Option	That Have Not	of Stock That
	Options	Options	Options	Exercise Price	Expiration	Vested	Have Not Vested
Name	(#) Exercisable	(#) Unexercisable	(#)	($)(1)	Date	(#)	(#)

Frank J. Bramanti(2)	—	—	100,000	31.11	3/2/2012
	—	50,000	—	31.11	3/2/2012
	100,000	300,000	—	31.11	3/2/2012
	12,500	—	—	30.85	1/5/2011
	18,750	—	—	21.37	12/20/2009

Edward H. Ellis, Jr.(3)	33,333	16,667	—	31.92	5/9/2011
	33,333	16,667	—	33.18	4/10/2011
	75,000	25,000	—	28.53	9/28/2011

John N. Molbeck, Jr.(4)	75,000	75,000	—	31.92	5/9/2012
	133,332	66,668	—	33.56	3/23/2011
	12,500	—	—	30.85	1/5/2011
	22,500	15,000	—	24.47	4/4/2013

Cory L. Moulton(5)	—	100,000	—	24.02	8/20/2014
	—	—	—	—	—	21,857	584,675
	—	67,500	—	23.71	4/28/2011
	42,500	—	—	23.71	4/28/2010
	30,000	20,000	—	27.56	7/22/2011

Craig J. Kelbel(6)	25,000	75,000	—	31.92	5/9/2012
	60,000	40,000	—	28.53	9/28/2011
	75,000	—	—	23.83	12/31/2010

(1)	Where applicable, the exercise price corresponds to our closing stock price on the deemed grant date (the measurement date for accounting purposes), as determined during our internal review of our past option granting practices.

(2)	The vesting dates and amounts for options granted to Mr. Bramanti that were unexercisable at December 31, 2008 are as follows: 100,000 options exercisable at $31.11 per share vested on March 2, 2009; 100,000 options exercisable at $31.11 per share will vest on March 2, 2010; 150,000 options exercisable at $31.11 per share will vest on March 2, 2011; and up to 100,000 options exercisable at $31.11 per share will vest within ten days of March 2, 2011 based upon our achievement of average return on equity for the four-year period of 2007 through 2010.

(3)	The vesting dates and amounts for options granted to Mr. Ellis that were unexercisable at December 31, 2008 are as follows: 16,667 options exercisable at $33.18 per share vested on April 10, 2009; 25,000 options exercisable at $28.53 per share will vest on September 28, 2009; and 16,667 options exercisable at $31.92 will vest on December 31, 2009.

(4)	The vesting dates and amounts for options granted to Mr. Molbeck that were unexercisable at December 31, 2008 are as follows: 66,668 options exercisable at $33.56 per share vested on March 23, 2009; 7,500 options exercisable at $24.47 per share vested on April 4, 2009; 37,500 options exercisable at $31.92 per share will vest on December 31, 2009; 7,500 options exercisable at $24.47 per share will vest on April 4, 2010; and 37,500 options exercisable at $31.92 per share will vest on December 31, 2010.

(5)	The vesting dates and amounts for options granted to Mr. Moulton that were unexercisable at December 31, 2008 are as follows: 10,000 options exercisable at $27.56 per share will vest on July 22, 2009; 20,000 options exercisable at $24.02 per share will vest on August 20, 2009; 67,500 options exercisable at $23.71 will vest on April 28, 2010; 10,000 options exercisable at $27.56 per share will vest on July 22, 2010; 20,000 options exercisable at $24.02 per share will vest on August 20, 2010; 20,000 options exercisable at $24.02 per share will vest on August 20, 2011; 20,000 options exercisable at $24.02 per share will vest on August 20, 2012; and 20,000 options exercisable at $24.02 per share will vest on August 20, 2013.

The vesting date for shares of restricted stock that were unvested at December 31, 2008 are as follows: 21,857 shares vest on August 20, 2012.

(6)	The vesting dates and amounts for options granted to Mr. Kelbel that were unexercisable at December 31, 2008 are as follows: 25,000 options exercisable at $31.92 per share vested on February 28, 2009; 20,000 options exercisable at $28.53 per share will vest on September 28, 2009; 25,000 options exercisable at $31.92 per share will vest on February 28, 2010; 20,000 options exercisable at $28.53 per share will vest on September 28, 2010; and 25,000 options exercisable at $31.92 per share will vest on February 28, 2011.

2008 Option Exercises and Stock Vested Table

The following table contains information with respect to the options exercised by the Named Executive Officers during 2008. No stock awards to our Named Executive Officers vested in 2008.

	Option Awards
	Number of
	Shares Acquired	Value Realized
	on Exercise	on Exercise
Name	(#)	($)(1)

Frank J. Bramanti	18,750	149,250
Edward H. Ellis, Jr.	11,904	106,779
	48,096	431,421
	35,500	311,988
	2,000	17,720
	37,500	246,458
John N. Molbeck, Jr.	—	—
Cory L. Moulton	—	—
Craig J. Kelbel	—	—

(1)	The value realized is calculated by multiplying the spread between the market price on the date of exercise and the exercise price of the option by the number of shares acquired on exercise.

2008 Non-qualified Deferred Compensation Plans

The following table contains information with respect to the non-qualified deferred compensation plans by the Named Executive Officers during 2008.

	Executive	Company	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings	Withdrawals/	Balance at
	Last FY	Last FY	in Last FY	Distributions	Last FYE
Name	($)	($)	($)	($)	($)

Frank J. Bramanti	—	1,000,000	72,126 (1)	—	2,105,071 (2)
John N. Molbeck, Jr.	—	350,000	22,190 (3)	—	672,465 (4)

(1)	Of this amount, $1,670 is considered above-market earnings under SEC regulations and has been included in the Summary Compensation table, above. Earnings on deferred compensation are deemed above-market only if the rate exceeds 120% of the applicable federal long-term rate, with compounding.

(2)	Of this amount, $1,008,393 was previously reported as compensation to Mr. Bramanti in the Summary Compensation Table for prior years.

(3)	Of this amount, $491 is considered above-market earnings under SEC regulations and has been included in the Summary Compensation table, above. Earnings on deferred compensation are deemed above-market only if the rate exceeds 120% of the applicable federal long-term rate, with compounding.

(4)	Of this amount, $296,021 was previously reported as compensation to Mr. Molbeck in prior years.

Deferred Compensation Plans

Each of Mr. Bramanti and Mr. Molbeck receives deferred compensation under his respective employment agreement. We have implemented the HCC Insurance Holdings, Inc. Nonqualified Deferred Compensation Plan for Frank J. Bramanti and the HCC Insurance Holdings, Inc. Nonqualified Deferred Compensation Plan for John N. Molbeck, Jr. under which this deferred compensation is paid. The terms of the plans, which are substantially identical except as noted below, are as follows. The eligible participant under each plan is the individual executive named in the plan, but only for so long as he remains an employee of HCC. Monthly contributions are credited to the participant’s account in an amount equal to one-twelfth of the annual deferred compensation under the executive’s employment agreement, and the Compensation Committee may also make additional discretionary company contributions. The amount credited to the executive’s account will accrue earnings, which shall compound monthly, at the executive’s election, which may be changed once per quarter, at one of the following rates: the prime rate (4.875% for 2008), the rate of return on HCC common stock (-4.85% for 2008), or the rate of return on the S&P 500 (-37.00% for 2008). Payment of the executive’s account balance will occur within 30 days of the executive’s separation from service with HCC (subject to a six-month delay if necessary in order to comply with Internal Revenue Code Section 409A) and will be payable to the executive (or in the event of the executive’s death, to the executive’s beneficiary) in a single lump sum. Each plan is administered by our Compensation Committee. No separate trust or fund shall be created, and all benefits payable under the plans will be paid from HCC’s general assets.

Employment Agreements and Potential Payments Upon Termination or Change of Control

We have entered into employment agreements with our Chief Executive Officer, Chief Financial Officer and the other Named Executive Officers listed below. The employment agreements set forth the general terms and conditions of each executive officer’s employment. Each of the executives has the right to voluntarily terminate his employment at any time.

We do not maintain a separate severance plan for our Named Executive Officers. Severance benefits for our Named Executive Officers are limited to those as set forth in the respective Named Executive Officer’s employment agreement.

The following summarizes the terms of each of these agreements:

Frank J. Bramanti

General.  According to the terms of the Amended and Restated Employment Agreement entered into on December 17, 2008, which is effective as of January 1, 2007, Mr. Bramanti serves as our Chief Executive Officer. Mr. Bramanti’s employment agreement expires on December 31, 2010. Mr. Bramanti will receive an annual salary of $1,950,000 (consisting of a base salary of $950,000 and deferred compensation of $1,000,000). In addition, Mr. Bramanti will be eligible to receive bonus compensation under the 2008 Flexible Incentive Plan. Mr. Bramanti and his qualified beneficiaries are entitled to medical coverage at no cost. Mr. Bramanti and his qualified beneficiaries are entitled to extended medical coverage after termination of Mr. Bramanti’s employment at the company’s expense. The benefits are to last until, in general, the later of the date Mr. Bramanti or his spouse dies or, in the case of Mr. Bramanti’s qualified beneficiaries, the date such person would cease to be eligible for coverage under our group health plan had Mr. Bramanti remained an employee through the date such coverage lapses. He is also entitled to supplementary term life insurance of $5,000,000 at company expense. Mr. Bramanti’s employment agreement also contains a provision under which he agrees to provide consulting services for six months after the termination of the agreement on December 31, 2010 for the sum of $300,000 payable in monthly installments over the consulting term. If the agreement is terminated, Mr. Bramanti has agreed to certain provisions relating to non-competition (for two years post-termination), confidentiality, and non-solicitation of customers and employees (for two years post-termination).

Benefits Upon the Occurrence of Certain Termination Events.  In the event Mr. Bramanti’s employment is terminated as a result of his death or disability, he or his estate, as the case may be, will receive his accrued salary and unreimbursed expenses through the date of termination, a discounted lump sum equal to base salary and deferred compensation for the lesser of 18 months or the remainder of the term and a discounted lump sum amount, in lieu of benefits other than medical, equal to $1,583 times the lesser of 18 months or the number of months remaining in the term. In the event Mr. Bramanti’s employment is terminated by us without “Cause,” or by Mr. Bramanti for “Good Reason” or by HCC for any reason other than “Cause” after a “Change of Control,” in each such case as set forth in the employment agreement, Mr. Bramanti will receive his accrued salary and unreimbursed expenses through the date of termination, a discounted lump sum equal to base salary and deferred compensation for the remainder of the employment agreement term, a lump sum payment equal to $300,000 in lieu of the consulting fee that would have been earned under the agreement had such termination not occurred, and a discounted lump sum, in lieu of benefits other than medical, equal to $1,583 times the number of months remaining in the term. If his employment is terminated by us for “Cause” or by Mr. Bramanti without “Good Reason,” Mr. Bramanti will receive his accrued salary and unreimbursed expenses through the date of termination and payment for accrued but unused vacation. Mr. Bramanti’s medical coverage at company expense continues for the period specified above under any termination event. Mr. Bramanti is entitled to payment for accrued but unused vacation upon any termination event.

Edward H. Ellis, Jr.

General.  According to the terms of his Employment Agreement effective as of March 1, 2007, Mr. Ellis serves as Executive Vice President and Chief Financial Officer of HCC. Mr. Ellis’s employment agreement expires on December 31, 2009. He will receive a salary of $550,000 in 2009. Mr. Ellis will be eligible to receive bonus compensation under the 2008 Flexible Incentive Plan. Mr. Ellis and his qualified beneficiaries are entitled to extended medical coverage after termination of Mr. Ellis’s employment at company expense. The benefits are to last, in general, in the case of Mr. Ellis and his spouse, until Mr. Ellis or his spouse becomes eligible for Medicare, or, in the case of Mr. Ellis’s qualified beneficiaries, until the date such person would have ceased to be eligible for coverage under our group health plan had Mr. Ellis remained an employee through the date such coverage lapses. If the agreement is terminated, Mr. Ellis has agreed to certain provisions relating to non-competition (for two years post-termination), confidentiality, and non-solicitation of customers and employees (for two years post-termination).

Benefits upon the Occurrence of Certain Termination Events.  In the event Mr. Ellis’s employment is terminated as a result of his death or disability, he or his estate, as the case may be, will receive his accrued salary and unreimbursed expenses through the date of termination, a discounted lump sum cash payment equal to Mr. Ellis’s base salary for the lesser of 18 months or the remainder of the term, a discounted lump sum cash payment in lieu of benefits other than medical equal to $1,350 times the lesser of 18 months or the remainder of the term, consideration for a bonus payment and continuing medical benefits as described above. In the event Mr. Ellis’s employment is terminated by HCC without “Cause,” by Mr. Ellis for “Good Reason” or by Mr. Ellis after a “Change of Control,” in each such case as set forth in the agreement, Mr. Ellis will be entitled to receive his accrued salary and unreimbursed expenses through the date of termination, a discounted lump sum cash payment equal to the amount of base salary that would have been payable for the remainder of the term, a discounted lump sum cash payment in lieu of benefits other than medical equal to $1,350 times the number of months remaining in the term and continuing medical benefits as described above. Mr. Ellis may terminate on a Change of Control if within 12 months of a Change of Control of HCC, there is a material change in the nature or status of Mr. Ellis’s duties or responsibilities. In the event Mr. Ellis’s employment is terminated for “Cause” or by Mr. Ellis without “Good Reason,” Mr. Ellis will be entitled to receive his accrued salary and unreimbursed expenses through the date of termination.

John N. Molbeck, Jr.

General.  According to the terms of his Employment Agreement effective as of March 1, 2007, Mr. Molbeck serves as President and Chief Operating Officer of HCC. Mr. Molbeck’s employment agreement expires on December 31, 2010. He will receive an annual salary of $1,350,000 (consisting of a base salary of $1,000,000 and deferred compensation of $350,000) during the term. Mr. Molbeck will be eligible to receive bonus compensation under the 2008 Flexible Incentive Plan. Mr. Molbeck and his qualified beneficiaries are entitled to medical coverage at no cost. Mr. Molbeck and his qualified beneficiaries are entitled to extended medical coverage after termination of Mr. Molbeck’s employment at company expense. The benefits are to last until, in general, the later of the date Mr. Molbeck or his spouse dies or, in the case of Mr. Molbeck’s qualified beneficiaries, the date such person would cease to be eligible for coverage under our group health plan had Mr. Molbeck remained an employee through the date such coverage lapses. Mr. Molbeck is also entitled to certain other perquisites, including a car allowance, reimbursement for estate planning expenses, supplementary term life insurance of $1,000,000 at company expense and personal travel on the corporate aircraft. The agreement provides that upon termination for any reason, Mr. Molbeck will serve HCC as a consultant for a period of six years and nine months and receive an annual consulting fee of $256,200. Mr. Molbeck’s right to receive the annual consulting fees were vested at the inception of his employment agreement, and such fees remain payable in the event of Mr. Molbeck’s death or disability. We agreed to this consulting arrangement during Mr. Molbeck’s previous employment agreement with us and continued to be obligated by it; therefore, we included the provision in his new employment agreement. If the agreement is terminated, Mr. Molbeck has agreed to certain provisions relating to non-competition (for two years post-termination), confidentiality, and non-solicitation of customers and employees (for two years post-termination).

Benefits upon the Occurrence of Certain Termination Events.  In the event Mr. Molbeck’s employment is terminated as a result of his death or disability, he or his estate, as the case may be, will receive his accrued salary and unreimbursed expenses through the date of termination, a discounted lump sum cash payment equal to Mr. Molbeck’s base salary and deferred compensation for the lesser of 18 months or the remainder of the term, a discounted amount equal to the consulting fees that would have been paid to Mr. Molbeck had he retired on the expiration date and provided the consulting services under the agreement, continuing medical benefits as described above, consideration for a bonus payment, and a discounted lump sum cash payment in lieu of benefits other than medical equal to $4,650 times: in the event of disability, the number of months remaining in the term; and, in the event of death, the lesser of 18 months or the number of months remaining in the term. In the event his employment agreement is terminated by HCC without “Cause,” by Mr. Molbeck for “Good Reason” or by Mr. Molbeck after a “Change of Control,” in each such case as set forth in the employment agreement, Mr. Molbeck will be entitled to receive his accrued salary and unreimbursed expenses through the date of termination, a discounted lump sum cash payment equal to his base salary and deferred compensation for the greater of 12 months or the remainder of the term, a discounted lump sum cash payment in lieu of benefits other than medical equal to $4,650 times the remaining number of months in the term, continuing medical benefits as described above, consideration for a bonus payment under our 2008 Flexible Incentive Plan if he is a participant in that plan or a discretionary bonus if he is not a participant, and, if applicable after a Change of Control, reimbursement for any excise tax under Section 4999 of the Internal Revenue Code. Mr. Molbeck may terminate his employment for any reason within 180 days of a Change of Control. In the event Mr. Molbeck’s employment is terminated for “Cause” or by Mr. Molbeck without “Good Reason,” Mr. Molbeck will be entitled to receive his accrued salary and unreimbursed expenses through the date of termination and continuing medical benefits.

Cory L. Moulton

General.  According to the terms of his Amended and Restated Employment Agreement effective as of September 1, 2008, Mr. Moulton serves as Executive Vice President — U.S. Property and Casualty Operations of HCC. Mr. Moulton oversees our domestic property and casualty operations. His employment agreement expires on August 31, 2011. Mr. Moulton receives a salary of $525,000 each year during the term of the agreement. Mr. Moulton is eligible for a discretionary bonus to be determined by our Compensation Committee, with a minimum agreed bonus for 2008 of $400,000. If the agreement is terminated, Mr. Moulton has agreed to certain provisions relating to non-competition (for 12 months post-termination), confidentiality, and non-solicitation of customers and employees (for 24 months post-termination).

Benefits upon the Occurrence of Certain Termination Events.  In the event Mr. Moulton’s employment is terminated as a result of his death or disability, he or his estate, as the case may be, will receive his accrued salary and unreimbursed expenses through the date of termination, any bonus relating to a prior year that was unpaid as of the date of death, and an amount equal to six months base salary. In the event Mr. Moulton’s employment is terminated by HCC without “Cause,” by Mr. Moulton for “Good Reason,” by Mr. Moulton after a “Change of Control,” or by Mr. Moulton for “Special Reason,” in each such case as set forth in the agreement, Mr. Moulton will be entitled to receive his accrued salary and unreimbursed expenses through the date of termination and a discounted lump sum cash payment equal to the amount of base salary that would have been payable for the remainder of the term. Mr. Moulton may terminate on a Change of Control if within 12 months of a Change of Control of HCC, there is a material change in the nature or status of Mr. Moulton’s duties or responsibilities. Mr. Moulton may terminate for Special Reason if he continues in the position of Executive Vice President — U.S. Property and Casualty Operations after December 31, 2009. In the event Mr. Moulton’s employment is terminated for “Cause” or by Mr. Moulton without “Good Reason,” Mr. Moulton will be entitled to receive his accrued salary and unreimbursed expenses through the date of termination.

Craig J. Kelbel

General.  According to the terms of his Employment Agreement effective as of March 1, 2007, Mr. Kelbel acts as Executive Vice President of HCC and President and Chief Executive Officer of HCC Life Insurance Company. Mr. Kelbel oversees our domestic life, accident and health operations. His employment agreement expires on February 28, 2011. Mr. Kelbel receives a salary of $612,000 each year during the term of the agreement. If Mr. Kelbel is not a participant under our 2008 Flexible Incentive Plan, he is eligible for a discretionary bonus to be determined by our Compensation Committee. Mr. Kelbel and his qualified beneficiaries are entitled to extended medical coverage after termination of Mr. Kelbel’s employment at company expense. The benefits are to last, in general, in the case of Mr. Kelbel and his spouse, until Mr. Kelbel or his spouse becomes eligible for Medicare, or, in the case of Mr. Kelbel’s qualified beneficiaries, until the date such person would have ceased to be eligible for coverage under our group health plan had Mr. Kelbel remained an employee through the date such coverage lapses. Mr. Kelbel is also entitled to certain other perquisites, including country club dues and a company-provided apartment. The agreement provides that upon Mr. Kelbel’s retirement after January 1, 2010 or upon termination for any reason other than “Cause,” Mr. Kelbel will serve HCC as a consultant for a period equal to the number of whole years after January 1, 2002 in which Mr. Kelbel was a full-time employee of HCC and will receive an annual consulting fee of $75,000. If the employment agreement is terminated, Mr. Kelbel has agreed to certain provisions relating to non-competition (for two years post-termination), confidentiality, and non-solicitation of customers and employees (for two years post-termination).

Benefits upon the Occurrence of Certain Termination Events.  Mr. Kelbel’s rights upon termination of his employment upon death or disability are similar to those provided to Mr. Ellis, except that his monthly cash payment in lieu of benefits other than medical is $2,200. Mr. Kelbel’s rights upon termination of his employment by HCC without “Cause,” by Mr. Kelbel for “Good Reason” or by Mr. Kelbel after a “Change of Control,” are similar to those provided to Mr. Ellis, except that his monthly cash payment in lieu of benefits other than medical is $2,200 and except that in addition to other benefits, Mr. Kelbel is entitled to a discounted lump sum cash payment in an amount equal to the total consulting fees that would have been payable had Mr. Kelbel retired on the expiration date of the agreement and provided consulting services as set forth in the employment agreement.

Potential Payments on Termination Following Certain Termination Events

The following sets forth the incremental compensation that would be payable by us to each of our Named Executive Officers in the event of each Named Executive Officer’s termination of employment with us under various scenarios, which we refer to as “termination events,” including the Named Executive Officer’s voluntary resignation, involuntary termination for “Cause,” involuntary termination without “Cause,” termination by the executive for “Good Reason,” termination in connection with a “Change of Control,” termination in the event of “Disability,” termination in the event of death, and termination in the event of retirement, where each of these defined terms has the meaning ascribed to it in the respective executive’s employment agreement. In accordance with applicable SEC rules, the following discussion assumes:

•	that the termination event in question occurred on December 31, 2008, the last business day of 2008; and

•	with respect to calculations based on our stock price, we used $26.75, which was the reported closing price of our common stock on December 31, 2008.

The analysis contained in this section does not consider or include payments made to a Named Executive Officer with respect to contracts, agreements, plans or arrangements to the extent they do not discriminate in scope, terms or operation, in favor of our executive officers and that are available generally to all salaried employees, such as our 401(k) plan. The actual amounts that would be paid upon a Named Executive Officer’s termination of employment can only be determined at the time of such executive officer’s termination. Due to the number of factors that affect the nature and amount of any compensation or benefits provided upon the termination events, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event, our stock price at such time, the 90-day Treasury bill rate used to discount payments and the executive officer’s age and service.

Each Named Executive Officer is party to an employment agreement with us and to equity award agreements relating to options and/or restricted stock granted under our 2001 Flexible Incentive Plan, our 2004 Flexible Incentive Plan and/or our 2008 Flexible Incentive Plan. These agreements and plans may provide that a Named Executive Officer is entitled to additional consideration in the event of a termination event. All of the Named Executive Officers’ employment agreements provide for a cash payment in the event of termination without Cause or for Good Reason. The terms of the employment agreements are discussed more fully in the section immediately above.

Following is a discussion and related disclosure on potential payments on a Change of Control for each of our Named Executive Officers.

Each table below indicates the amount of compensation payable by us to the applicable Named Executive Officer including: cash severance, consulting fee payments, bonus payments, continuation of health coverage, stock option awards, and excise tax gross-up for amounts due under Section 280G and 4999 of the Internal Revenue Code (“Gross-Up”), upon different termination events.

Frank J. Bramanti.  In addition to the amounts listed below, Mr. Bramanti is entitled to all accrued compensation and unreimbursed expenses through the date of termination in the event of his termination.

			Involuntary	Termination in
			Termination	Connection with
			by HCC without	Change of
		Involuntary	Cause or by	Control (without	Termination in	Termination in	Termination in
	Voluntary	Termination	Executive for	Cause or for	the Event of	the Event of	the Event of
	Resignation	for Cause	Good Reason	Good Reason)	Disability	Death	Retirement
Element	($)	($)	($)	($)	($)	($)	($)

Cash Severance Payment(1)	—	—	4,312,092	4,312,092	3,027,594	3,027,594	—
Consulting Fee Payment(2)	—	—	—	—	—	—	—
Bonus Payment(3)	1,500,000	1,500,000	1,500,000	1,500,000	1,500,000	1,500,000	1,500,000
Continued Health Coverage(4)	1,702,437	1,702,437	1,702,437	1,702,437	1,702,437	1,054,553	1,702,437
Stock Option Awards(5)	—	—	—	—	—	—	—

Total	3,202,437	3,202,437	7,514,529	7,514,529	6,230,031	5,582,147	3,202,437

(1)	In the event of termination without Cause, termination for Good Reason, or termination in connection with a Change of Control, Mr. Bramanti will receive a discounted lump sum equal to (i) base salary and deferred compensation for the remainder of the employment agreement term, plus (ii) an amount equal to $300,000 in lieu of the consulting fee that would have been earned under the agreement had such termination not occurred, plus (iii) an amount, in lieu of benefits other than medical, equal to $1,583 times the number of months remaining in the term, plus (iv) accrued but unused vacation. In the event of termination due to Disability or death, Mr. Bramanti or his estate, as applicable, will receive a discounted lump sum in an aggregate amount equal to (i) base salary and deferred compensation for the lesser of 18 months or the remainder of the term, plus (ii) an amount, in lieu of benefits other than medical, equal to $1,583 times the lesser of 18 months or the number of months remaining in the term, plus (iii) accrued but unused vacation. In other termination events, Mr. Bramanti will receive a cash payment for accrued but unused vacation. The values included in the table above relating to cash severance payments are the total amount, with no discount applied.

(2)	Mr. Bramanti will be retained as a consultant if he is still employed by us on December 31, 2010 and if he ceases to be an employee at that date other than as a result of termination for Cause.

(3)	The amounts in this row represent an estimate of the potential bonus payable to Mr. Bramanti based on the actual bonus paid for 2008 and assuming the Compensation Committee would not use its negative authority to reduce the bonus.

(4)	Mr. Bramanti is entitled to receive medical coverage for life (or through his spouse’s life if longer) and for his children through the age of 25 years in the event of termination for any reason. The following assumptions have been used to calculate the value of the expected benefits: coverage is provided for health care premiums for Mr. Bramanti and his spouse for life and health care premiums for his children up to the age of 25; initial average annual cost of coverage (grossed up for taxes) of $26,619 for two adults plus children, $18,940 for one or no adult plus children or $9,755 for individual coverage; and 4.67% annual health insurance premium trend.

(5)	The acceleration of vesting of stock options, if any, is governed under the terms of Mr. Bramanti’s various option agreements governing the grants. In general, all option grants will vest if Mr. Bramanti’s employment is terminated in the event of Disability or death. The table above shows no amount of intrinsic value for unvested options as of December 31, 2008 that would have accelerated vesting upon the termination event because the exercise price of all such options is above HCC’s closing stock price as of December 31, 2008.

Edward H. Ellis, Jr. In addition to the amounts listed below, Mr. Ellis is entitled to all accrued compensation, unreimbursed expenses and other benefits through the date of termination in the event of his termination.

			Involuntary	Termination in
			Termination by	Connection with
			HCC without	Change of
		Involuntary	Cause or by	Control (without	Termination in	Termination in	Termination in
	Voluntary	Termination	Executive for	Cause or for	the Event of	the Event of	the Event of
	Resignation	for Cause	Good Reason	Good Reason)	Disability	Death	Retirement
Element	($)	($)	($)	($)	($)	($)	($)

Cash Severance Payment(1)	—	—	566,200	566,200	566,200	566,200	—
Bonus Payment(2)	400,000	400,000	400,000	400,000	400,000	400,000	400,000
Continued Health Coverage(3)	—	—	20,099	20,099	20,099	9,709	20,099
Stock Option Awards(4)	—	—	—	—	—	—	—

Total	400,000	400,000	986,299	986,299	986,299	975,909	420,099

(1)	In the event of termination without Cause, termination for Good Reason, or termination in connection with a Change of Control, Mr. Ellis will receive a discounted lump sum equal to (i) base salary for the remainder of the employment agreement term, plus (ii) an amount, in lieu of benefits other than medical, equal to $1,350 times the number of months remaining in the term. In the event of termination due to Disability or death, Mr. Ellis or his estate, as applicable, will receive a discounted lump sum equal to (i) base salary for the lesser of 18 months or the remaining term of the employment agreement, plus (ii) an amount, in lieu of benefits other than medical, equal to $1,350 times the lesser of 18 months or the number of months remaining in the term of the employment agreement. The values included in the table above relating to cash severance payments are the total amount, with no discount applied.

(2)	The amounts in this row represent an estimate of the potential bonus payable to Mr. Ellis based on the actual bonus paid for 2008 and assuming the Compensation Committee would not use its negative authority to reduce the bonus.

(3)	In the event of termination of the agreement for any reason other than voluntary termination, or termination for Cause, Mr. Ellis and/or his qualified beneficiaries are entitled to receive continued health coverage through COBRA at company expense for as long as such coverage is available and thereafter shall receive reimbursement for a comparable individual policy or for coverage through an employer plan for a period commencing on the date COBRA coverage ends and ending on, (i) in the case of Mr. Ellis or his spouse, the dates he or she becomes eligible for Medicare or, (ii) in the case of Mr. Ellis’s qualified beneficiaries, the dates they would have ceased to be eligible for coverage under our health plans had Mr. Ellis remained an employee of the company. The following assumptions have been used to calculate the value of the expected benefits: coverage is provided for COBRA premiums at retirement, initial average annual cost of coverage of $12,059 for two adults or $6,211 for individual coverage, and 4.48% annual health insurance premium trend. Under COBRA, HCC would pay premiums for 18 months after retirement or 36 months in the event that Mr. Ellis becomes disabled during the 18-month period. A 4.71% probability of disability was used.

(4)	The acceleration of vesting of stock options, if any, is governed under the terms of Mr. Ellis’s various option agreements governing the grants. In general, all option grants will vest if Mr. Ellis’s employment is terminated in the event of Disability or death. In addition, under certain of Mr. Ellis’s option agreements, options will vest in the event of involuntary termination without Cause, termination for Good Reason, or termination in connection with a Change of Control. The table above shows no amount of intrinsic value for unvested options as of December 31, 2008 that would have accelerated vesting upon the termination event because the exercise price of all such options is above HCC’s closing stock price as of December 31, 2008.

John N. Molbeck, Jr. In addition to the amounts listed below, Mr. Molbeck is entitled to all accrued compensation, unreimbursed expenses and other benefits through the date of termination in the event of his termination.

			Involuntary
			Termination
			by HCC	Termination in
			without	Connection with
			Cause or	Change of
		Involuntary	by Executive	Control (without	Termination in	Termination in	Termination in
	Voluntary	Termination	for Good	Cause or for	the Event of	the Event of	the Event of
	Resignation	for Cause	Reason	Good Reason)	Disability	Death	Retirement
Element	($)	($)	($)	($)(1)	($)	($)	($)

Cash Severance Payment(2)	—	—	2,811,600	2,811,600	2,136,600	2,108,700	—
Consulting Fee Payment(3)	—	—	—	—	1,729,350	1,729,350	—
Bonus Payment(4)	1,950,000	1,950,000	1,950,000	1,950,000	1,950,000	1,950,000	1,950,000
Continued Health Coverage(5)	924,053	924,053	924,053	924,053	924,053	540,187	924,053
Stock Option Awards(6)	—	—	34,200	34,200	34,200	34,200	—
280G Excise Gross-Up(7)	—	—	—	1,791,332	—	—	—

Total	2,874,053	2,874,053	5,719,853	7,511,185	6,774,203	6,362,437	2,874,053

(1)	Mr. Molbeck may terminate his employment within 180 days following a Change of Control for any reason (or no reason). A showing of Good Reason is not needed to be eligible to receive these benefits.

(2)	In the event of termination without Cause, for Good Reason or in connection with a Change of Control, Mr. Molbeck will receive a discounted lump sum equal to (i) base salary and deferred compensation for the greater of 12 months or the remainder of the employment term, plus (ii) an amount, in lieu of benefits other than medical, equal to $4,650 times the number of months remaining in the term. In the event of termination due to Disability or death, Mr. Molbeck or his estate, as applicable, will receive a discounted lump sum equal to (i) base salary and deferred compensation for the lesser of 18 months or the remaining term of the employment agreement, plus (ii) an amount, in lieu of benefits other than medical, equal to $4,650 times (x) in the event of disability, the number of months remaining in the term of the employment agreement, or (y) in the event of death, the lesser of 18 months or the number of months remaining in the term of the employment agreement.

The values included in the table above relating to cash severance payments are the total amount, with no discount applied.

(3)	In the event of termination due to Disability or death, Mr. Molbeck or his estate, as applicable, will receive a discounted lump sum equal to the consulting fee that would have been payable during the consulting period had Mr. Molbeck retired on the expiration date of the employment agreement and provided consulting services for the entire consulting period. The value included in the table is equal to the total amount of consulting fee payments over the consulting period, with no discount applied. In addition, in the event of termination for any other reason, although no payment will be due at termination, we have agreed to retain Mr. Molbeck as a consultant for six years and nine months after the date of such termination. The values included in the table above relating to consulting fee payments are the total amount, with no discount applied.

(4)	The amounts in this row represent an estimate of the potential bonus payable to Mr. Molbeck based on the actual bonus paid for 2008 and assuming the Compensation Committee would not use its negative authority to reduce the bonus.

(5)	In the event of termination of the agreement for any reason, Mr. Molbeck and/or his qualified beneficiaries are entitled to receive continued health coverage through COBRA at company expense for as long as such coverage is available and thereafter shall receive reimbursement for a comparable individual policy or for coverage through an employer plan for a period commencing on the date COBRA coverage ends and ending on, (i) in the case of Mr. Molbeck or his spouse, the date he or she dies or, (ii) in the case of Mr. Molbeck’s qualified beneficiaries, the dates they would have ceased to be eligible for coverage under our health plans had Mr. Molbeck remained an employee of the company. The following assumptions have been used to calculate the value of the expected benefits: coverage is provided for health care premiums for Mr. Molbeck and his spouse for life, initial average annual cost of coverage (grossed up for taxes) of $18,940 for two adults or $9,755 for individual coverage, and 4.67% annual health insurance premium trend.

(6)	The acceleration of vesting of stock options, if any, is governed under the terms of Mr. Molbeck’s various option agreements governing the grants. All options granted will vest in the event of involuntary termination without Cause, termination for Good Reason, termination in connection with a Change of Control, termination in the event of Disability, or termination in the event of death. Amounts in the table above represent the intrinsic value of unvested options as of December 31, 2008 that have accelerated vesting upon the termination event where the exercise prices of such options are below HCC’s closing price stock price on December 31, 2008.

(7)	Mr. Molbeck is eligible to receive a Gross-Up payment in the event he is subject to 280G excise tax.

Cory L. Moulton.  In addition to the amounts listed below, Mr. Moulton is entitled to all accrued compensation, unreimbursed expenses and other benefits through the date of termination in the event of his termination.

			Involuntary
			Termination by	Termination in
			HCC without	Connection with
			Cause or by	Change of
		Involuntary	Executive for Good	Control (without	Termination in	Termination in	Termination in
	Voluntary	Termination	Reason, including	Cause or for	the Event of	the Event of	the Event of
	Resignation	for Cause	Special Reason	Good Reason)	Disability	Death	Retirement
Element	($)	($)	($)	($)	($)	($)	($)

Cash Severance Payment(1)	—	—	1,400,000	1,400,000	262,500	262,500	—
Bonus Payment(2)	—	—	—	—	400,000	400,000	—
Restricted Stock Awards(3)	—	—	584,675	584,675	584,675	584,675	—
Stock Option Awards(4)	—	—	478,200	478,200	478,200	478,200	—

Total	—	—	2,462,875	2,462,875	1,725,375	1,725,375	—

(1)	In the event of termination without Cause, termination for Good Reason (including the Special Reason that Mr. Moulton remains employed in the position of Executive Vice President — U.S. Property and Casualty Operations after December 31, 2009), or termination in connection with a Change of Control, Mr. Moulton will receive a discounted lump sum equal to base salary for the remainder of the employment agreement term. In the event of termination due to Disability or death, Mr. Moulton or his estate, as applicable, will receive a discounted lump sum equal to base salary for six months. The values included in the table above relating to cash severance payments are the total amount, with no discount applied.

(2)	In the event of termination due to Disability or death, Mr. Moulton is entitled to any bonus that relates to a prior year that is unpaid at the date of termination and to consideration for a discretionary bonus payment with respect to the year in which such termination occurs. Therefore, amounts in this row represent an estimate of the potential bonus payable to Mr. Moulton based on the actual bonus paid for 2008 and assuming the Compensation Committee would use its discretion to grant the same bonus in the event of termination due to Disability or death.

(3)	The acceleration of vesting of restricted stock, if any, is governed under the terms of the grant agreement for the restricted stock. In general, all restricted stock will vest if Mr. Moulton’s employment terminates due to Disability or death or for any reason other than “Cause” (as defined in the restricted stock grant agreement), or upon a Change of Control (as defined in the 2008 Flexible Incentive Plan) or other reorganization. Amounts in the table above represent the intrinsic value of unvested restricted stock as of December 31, 2008 that have accelerated vesting upon the termination event.

(4)	The acceleration of vesting of stock options, if any, is governed under the terms of Mr. Moulton’s various option agreements governing the grants. In general, all option grants will vest if Mr. Moulton’s employment is terminated in the event of Disability or death. In addition, under certain of Mr. Moulton’s option agreements, options will vest in the event of involuntary termination without Cause, termination for Good Reason, or termination in connection with a Change of Control. Amounts in the table above represent the intrinsic value of unvested options as of December 31, 2008 that have accelerated vesting upon the termination event where the exercise prices of such options are below HCC’s closing price stock price on December 31, 2008.

Craig J. Kelbel.  In addition to the amounts listed below, Mr. Kelbel is entitled to all accrued compensation, unreimbursed expenses, and other benefits through the date of termination in the event of his termination.

Involuntary
			Termination	Termination in
			by HCC	Connection with
			without	Change of
		Involuntary	Cause or by	Control (without	Termination in	Termination in	Termination in
	Voluntary	Termination	Executive for	Cause or for	the Event of	the Event of	the Event of
	Resignation	for Cause	Good Reason	Good Reason)	Disability	Death	Retirement
Element	($)	($)	($)	($)	($)	($)	($)

Cash Severance Payment(1)	—	—	2,058,200	2,058,200	957,600	957,600	—
Consulting Fee Payment(2)	—	—	—	—	—	—	—
Bonus Payment(3)	450,000	450,000	450,000	450,000	450,000	450,000	450,000
Continued Health Coverage(4)	—	—	79,548	79,548	79,548	—	79,548
Stock Option Awards(5)	—	—	—	—	—	—	—

Total	450,000	450,000	2,587,748	2,587,748	1,487,148	1,407,600	529,548

(1)	In the event of termination without Cause, termination for Good Reason, or termination in connection with a Change of Control, Mr. Kelbel will receive a discounted lump sum equal to (i) base salary for the remainder of the employment agreement term; plus (ii) $675,000 in lieu of the consulting fee that would have been earned under the agreement had such termination not occurred; plus (iii) an amount, in lieu of benefits other than medical, equal to $2,200 times the number of months remaining in the term. In the event of termination due to Disability or death, Mr. Kelbel or his estate, as applicable, will receive a discounted lump sum equal to (i) base salary for the lesser of 18 months or the remaining term of the employment agreement, plus (ii) $675,000 in lieu of the consulting fee that would have been earned under the agreement had such termination not occurred; plus (iii) an amount, in lieu of benefits other than medical, equal to $2,200 times the lesser of 18 months or the number of months remaining in the term of the employment agreement. The values included in the table above relating to cash severance payments are the total amount, with no discount applied.

(2)	Mr. Kelbel will be retained as a consultant if he is still employed by us on January 1, 2010 and if he ceases to be an employee after that date other than as a result of termination for Cause.

(3)	The amounts in this row represent an estimate of the potential bonus payable to Mr. Kelbel based on the actual bonus paid for 2008 and assuming the Compensation Committee would not use its negative authority to reduce the bonus.

(4)	In the event of termination of the agreement for any reason other than voluntary termination by Mr. Kelbel or termination for Cause, Mr. Kelbel and/or his qualified beneficiaries are entitled to receive continued health coverage through COBRA at company expense for as long as such coverage is available and thereafter shall receive reimbursement for a comparable individual policy or for coverage through an employer plan for a period commencing on the date COBRA coverage ends and ending on, (i) in the case of Mr. Kelbel or his spouse, the dates he or she becomes eligible for Medicare coverage or, (ii) in the case of Mr. Kelbel’s qualified beneficiaries, the dates they would have ceased to be eligible for coverage under our health plans had Mr. Kelbel remained an employee of the company. The following assumptions have been used to calculate the value of the expected benefits: coverage is provided for continuation of health insurance until Mr. Kelbel is eligible for Medicare at age 65, initial average annual cost of coverage of $6,211, and 4.48% annual health insurance premium trend.

(5)	The acceleration of vesting of stock options, if any, is governed under the terms of Mr. Kelbel’s various option agreements governing the grants. In general, all option grants will vest if Mr. Kelbel’s employment is terminated in the event of Disability or death. The table above shows no amount of intrinsic value for unvested options as of December 31, 2008 that would have accelerated vesting upon the termination event because the exercise price of all such options is above HCC’s closing stock price as of December 31, 2008.

2008 Compensation of Directors

The table below summarizes the compensation paid by us to our non-employee directors. We also reimburse our directors for travel, lodging and related expenses incurred in attending Board or Committee meetings and for directors’ education programs and seminars.

				Nonqualified
	Fees Earned or			Deferred
	Paid in Cash	Stock Award	Option Award	Compensation	Total
Name	($)	($)(1)	($)(2)	($)(3)	($)

Patrick B. Collins(4)	127,000	80,000	—	—	207,000
J. Robert Dickerson(5)	184,718	80,000	—	—	264,718
Walter M. Duer(6)	119,000	80,000	49,452	49	248,501
James C. Flagg, Ph.D.(7)	139,000	80,000	—	—	219,000
Allan W. Fulkerson(8)	146,000	80,000	—	—	226,000
Thomas M. Hamilton(9)	17,560	38,356	—	—	55,916
James E. Oesterreicher(10)	108,361	80,000	—	—	188,361
Michael A. F. Roberts(11)	152,000	80,000	—	—	232,000
Robert A. Rosholt(12)	38,614	58,301	—	—	96,915
Christopher J. B. Williams(13)	138,902	80,000	—	—	218,902
Scott W. Wise(14)	59,640	80,000	—	—	139,640

(1)	On May 14, 2008, each Independent Director serving at that time received a grant under our 2008 Flexible Incentive Plan of $80,000 in our common stock, which was 3,330 shares based on the closing price of our stock on the grant date of $24.02 per share. Mr. Rosholt received a grant of $58,301 (pro rata portion of the $80,000 annual grant) in our common stock when he joined our Board on August 20, 2008, which was 2,427 shares based on the closing price of our stock on the grant date of $24.02. Mr. Hamilton received a grant of $38,356 (pro rata portion of the $80,000 annual grant) in our common stock when he joined our Board on November 20, 2008, which was 1,988 shares, all of which Mr. Hamilton elected to defer, based on the closing price of our stock on the grant date of $19.29. All shares were fully vested on the grant date.

(2)	Stock options that were granted to our non-employee directors in prior years vest over periods of one to five years. This column includes the expense we recognized in our 2008 consolidated income statements under Statement of Financial Accounting Standards No. 123(R), Share-Based Payment. For a discussion of the assumptions used in calculating the fair value of our stock-based compensation, refer to Note 1, General Information and Significant Accounting and Reporting Policies — Stock-Based Compensation, and Note 11, Stock-Based Compensation, in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2008.

(3)	In 2008, Mr. Duer deferred $59,507 of fees earned under our Nonqualified Deferred Compensation Plan for Non-Employee Directors, and Mr. Hamilton deferred $48,892 of cash fees and common stock. Mr. Duer had $2,603 in total earnings on amounts deferred under the Plan, of which $49 is considered above-market earnings under SEC regulations. Earnings on deferred compensation are deemed above-market only if the rate exceeds 120% of the applicable federal long-term rate, with compounding.

(4)	At December 31, 2008, Mr. Collins had 31,250 options outstanding, of which 31,250 were exercisable.

(5)	At December 31, 2008, Mr. Dickerson had 31,250 options outstanding, of which 31,250 were exercisable.

(6)	At December 31, 2008, Mr. Duer had 66,750 options outstanding of which 59,250 were exercisable.

(7)	At December 31, 2008, Dr. Flagg had 31,250 options outstanding, of which 31,250 were exercisable.

(8)	At December 31, 2008, Mr. Fulkerson had 31,250 options outstanding, of which 31,250 were exercisable.

(9)	At December 31, 2008, Mr. Hamilton had no options outstanding.

(10)	At December 31, 2008, Mr. Oesterreicher had no options outstanding.

(11)	At December 31, 2008, Mr. Roberts had 31,250 options outstanding, of which 31,250 were exercisable.

(12)	At December 31, 2008, Mr. Rosholt had no options outstanding.

(13)	At December 31, 2008, Mr. Williams had no options outstanding.

(14)	At December 31, 2008, Mr. Wise had no options outstanding.

Retainers.  In 2008, we compensated our non-employee directors by a combination of retainers, meeting fees and a block grant of fully-vested common stock. Board members received retainers for serving on our Board as set forth in the following table:

Retainer
Position	($)

Board Member	75,000
Chairman	75,000
Audit Committee Chairman	25,000
Compensation Committee Chairman	15,000
Nominating and Corporate Governance Committee Chairman	15,000
Executive Risk Oversight Committee Chairman	15,000
Investment and Finance Committee Chairman	15,000

Meeting Fees.  Our non-employee directors received meeting fees as set forth in the following table:

	In-person	Teleconference
	Meeting ($)	Meeting ($)

Board of Directors	5,000	1,000
Committee Meeting	2,000	1,000

Equity Compensation.  Our non-employee directors also receive a block grant of common stock in the amount of the number of shares determined by dividing $80,000 by the closing price of our common stock on the date of the Annual Meeting of Shareholders, which is generally held in May of each year. If a director joins our Board on a date other than the Annual Meeting date, he receives stock worth a pro rata portion of $80,000 for the partial year. In 2008, Mr. Rosholt joined our Board on August 20, 2008 and received shares worth $58,301, and Mr. Hamilton joined our board on November 20, 2008 and received shares worth $38,356.

Deferred Compensation.  Our non-employee directors are also entitled to defer all or portion of their cash consideration under the HCC Insurance Holdings, Inc. Nonqualified Deferred Compensation Plan for Non-Employee Directors. All of our non-employee directors are eligible to participate under the plan. Participants may elect to defer up to 100% of the cash or stock compensation they are to receive from us by means of a deferral election made in accordance with the terms of the plan. The cash compensation credited to a participant’s account will accrue earnings, which shall compound monthly, at the participant’s election at any of the following rates: the prime rate (4.875% for 2008), the rate of return on HCC common stock (-4.85% for 2008), or the rate of return on the S&P 500 (-37.00% for 2008). Deferred stock compensation will be deemed invested in HCC common stock, with dividends reinvested. Payment of the participant’s account balance will be paid in the time period set forth in the deferral election, or if no such time is elected, then in a lump sum after separation from service. The plan is administered by our Compensation Committee. No separate trust or fund shall be created, and all benefits payable under the plan will be paid from HCC’s general assets.

Stock Ownership Requirements.  The Board has established a minimum stock ownership requirement for Directors of $300,000 in HCC common stock. Directors are to have achieved the required ownership within three years of the later of May 10, 2007, the adoption date of the policy, or the date they join the Board. The Board may grant waivers to these ownership requirements. At December 31, 2008, Messrs. Collins, Dickerson, Fulkerson and Roberts had met these requirements.

Certain Stock Options.  Although it is no longer our practice to grant stock options to our directors, certain of our directors still own options to purchase our common stock. In general, under their terms, these options would expire 60 days after a director’s retirement from our Board. However, with respect to the directors (Messrs. Collins, Dickerson, Fulkerson and Roberts) who will be retiring from our Board effective as of our annual meeting of shareholders on May 21, 2009, the Compensation Committee has elected to extend the exercisability of the options held by such directors until such time as the options expire in accordance with their respective terms.

PROPOSAL NUMBER 2 — RATIFICATION OF OUR AUDITOR FOR 2009

Our Audit Committee has selected PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm to examine our consolidated financial statements for the year ending December 31, 2009. While the Audit Committee is responsible for the appointment, compensation, retention, termination and oversight of the independent auditor, we are requesting, as a matter of good corporate governance, that the shareholders ratify the appointment of PricewaterhouseCoopers LLP as our principal independent registered public accounting firm. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether to retain PricewaterhouseCoopers LLP and may retain that firm or another without re-submitting the matter to our shareholders. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in our best interests and in the best interests of our shareholders.

PricewaterhouseCoopers LLP’s representatives are expected to be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, as well as to respond to appropriate questions asked by our shareholders.

Our Board of Directors recommends that our shareholders vote “FOR” ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

Fees Paid to PricewaterhouseCoopers LLP

Audit Fees

During the years ended December 31, 2008 and 2007, the aggregate fees billed by PricewaterhouseCoopers LLP for the audit of our consolidated financial statements and statutory financial statements of our insurance company subsidiaries, actuarial certifications, review of our interim financial statements, review of our systems of internal control over financial reporting and other professional services related to SEC registration statements were $3,800,000 and $4,200,000, respectively.

Audit-Related Fees

During the years ended December 31, 2008 and 2007, the aggregate fees for certain agreed-upon procedures performed by PricewaterhouseCoopers LLP that related to the performance of the audit or review of our financial statements but are not reportable as Audit Fees were $20,000 and $117,000, respectively.

Tax Fees

During the years ended December 31, 2008 and 2007, the aggregate fees billed by PricewaterhouseCoopers LLP for tax compliance, tax advice and tax planning services were $452,000 and $347,000, respectively. Such fees related to professional services for preparation of selected domestic and foreign tax returns of HCC and our subsidiaries, as well as advice with respect to domestic and international tax issues related to tax return compliance and the acquisition, disposition or reorganization of subsidiaries.

All Other Fees

During the years ended December 31, 2008 and 2007, the aggregate fees billed for services rendered by PricewaterhouseCoopers LLP not reportable as Audit Fees, Audit-Related Fees or Tax Fees were $17,000 and $31,000, respectively. Such fees related to licenses for electronic databases and training courses for our employees.

The services provided by PricewaterhouseCoopers LLP described in “Audit-Related Fees,” “Tax Fees” and “All Other Fees” above, were approved by the Audit Committee according to Rule 2-01(c)(7)(i)(C) of Regulation S-X. The Audit Committee has determined the rendering of the above-mentioned non-audit services by PricewaterhouseCoopers LLP was compatible with maintaining our independent registered public accounting firm’s independence.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee’s policy provides that our independent registered public accounting firm may provide only those services pre-approved by the Audit Committee or its designated subcommittee. The Audit Committee is required to pre-approve all auditing services and non-audit services that are provided to us. If the Audit Committee approves an audit service within the scope of the engagement of the independent registered public accounting firm, such audit service will be deemed to have been pre-approved.

Committee pre-approval is not required under the policies of the Audit Committee for non-audit services provided by the independent registered public accounting firm if the aggregate amount of all such non-audit services provided to HCC constitutes not more than the 5% of the total amount of fees paid by us to the independent registered public accounting firm during the fiscal year in which such non-audit services are provided, such non-audit services were not recognized by us at the time of the independent registered public accounting firm’s engagement to be non-audit services, and such non-audit services are promptly brought to the attention of the Committee and approved by the Committee prior to the completion of the audit.

The Audit Committee may delegate to one or more members of the Audit Committee the authority to grant pre-approval of non-audit services. However, the decision of any member to whom such authority is delegated to pre-approve non-audit services shall be presented to the full Audit Committee for its approval at its next scheduled meeting. As of the record date, there had been no such delegation.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is composed of three Independent Directors and acts under a written charter adopted by the Board of Directors. The Audit Committee consists of Mr. Duer, Dr. Flagg (Chairman) and Mr. Rosholt. Mr. Williams serves as an ex officio member of the Audit Committee.

The Audit Committee is responsible for overseeing HCC’s financial reporting process on behalf of the Board of Directors. The Audit Committee has the sole responsibility for the appointment and retention of HCC’s independent registered public accounting firm and the approval of all audit and other engagement fees. The Audit Committee meets periodically with management, the internal auditors and the independent registered public accounting firm regarding accounting policies and procedures, audit results and internal accounting controls. The internal auditors and the independent registered public accounting firm have free access to the Audit Committee, without management’s presence, to discuss the scope and results of their audit work.

HCC’s management is primarily responsible for its financial statements and the quality and integrity of the reporting process, including establishing and maintaining systems of internal control over financial reporting and assessing the effectiveness of those controls. The independent registered public accounting firm PricewaterhouseCoopers LLP is responsible for auditing those financial statements and for expressing an opinion on the conformity of the consolidated financial statements with accounting principles generally accepted in the United States of America and on whether HCC maintained effective internal control over financial reporting.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2008 and management’s report of the effectiveness of HCC’s system of internal control over financial reporting with HCC’s management and representatives of the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from HCC and HCC’s management, and has received the written disclosures and the letter from the independent registered public account firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee has considered the compatibility of non-audit services, primarily tax and merger and acquisition activities.

PricewaterhouseCoopers LLP audited the financial records of HCC and its subsidiaries for the year ended December 31, 2008 and has served as HCC’s independent registered public accounting firm since 1987. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

In reliance on its review of the audited consolidated financial statements, the review of the report of management on the effectiveness of HCC’s internal control over financial reporting, the discussions referred to above and the receipt of the written disclosures referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in HCC’s Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the SEC.

Submitted by the Audit Committee:

James C. Flagg, Ph.D., Chairman
Walter M. Duer
Robert A. Rosholt

OTHER BUSINESS

The Board of Directors has no knowledge of any other matter to be submitted at the Annual Meeting of Shareholders. If any other matter shall properly come before the annual meeting, the persons named in this Proxy Statement will have discretionary authority to vote the shares thereby represented in accordance with their best judgment.

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate future filings including this Proxy Statement, in whole or in part, the report of the Compensation Committee and the report of the Audit Committee included in this Proxy Statement shall not be incorporated by reference to any such filings.

SHAREHOLDER PROPOSALS

Any shareholder proposal intended to be presented for consideration at the 2010 Annual Meeting of Shareholders and to be included in our Proxy Statement for such meeting must be in proper form and received by our Secretary at HCC’s principal executive offices by the close of business on December 16, 2009. We recommend that a proponent submit any proposal by Certified Mail, Return Receipt Requested and that all proposals should be sent to the attention of the Secretary.

Shareholder proposals submitted outside of the procedure set forth above, which will not be included in our Proxy Statement, including nominations for directors, must be mailed to James L. Simmons, Secretary, HCC Insurance Holdings, Inc., 13403 Northwest Freeway, Houston, Texas 77040-6094, and must be received by the Secretary no earlier than January 30, 2010 and no later than March 2, 2010. If the proposal is received after that date, our proxy for the 2010 Annual Meeting may confer discretionary authority to vote on such matter without any discussion of such matter in the proxy statement for the 2010 Annual Meeting. With respect to the nomination of directors, refer to “Nominating and Corporate Governance Committee — Shareholder Recommendations,” which requirements will also apply.

Nothing in this section shall be deemed to require us to

•	permit presentation of a shareholder proposal; or

•	include in our proxy materials relating to our 2009 annual meeting any shareholder proposal that does not meet all of the requirements for such presentation or inclusion contained in our Bylaws and/or state and federal securities laws and regulations in effect at that time.

We entered into negotiations with the shareholder proponents that presented proposals at our 2007 and 2008 Annual Meetings. As a result of these negotiations, we amended our equal employment opportunity policies as requested by the shareholder proponents.

Form 10-K

We will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of our Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the SEC, including the consolidated financial statements and schedules thereto, but not the exhibits. Requests for copies of such report should be directed to Barney White, Investor Relations, HCC Insurance Holdings, Inc., 13403 Northwest Freeway, Houston, Texas 77040-6094. Copies of any exhibit to the Form 10-K will be forwarded upon receipt of a written request addressed to Mr. White.

Important Notice Regarding Internet Availability of Proxy Materials for the 2009 Annual Meeting to be held on May 21, 2009

Our proxy material relating to our 2009 Annual Meeting (notice, proxy statement, proxy and 2008 Annual Report) will be available at “Investor Relations” on our website at www.hcc.com.

For the date, time and location of the 2009 Annual Meeting and an identification of the matters to be voted upon at the 2009 Annual Meeting, please see the “Notice of Annual Meeting of Shareholders.” For the Board’s recommendations regarding those matters, please refer to “Proposal Number 1 — Election of Directors” and

“Proposal Number 2 — Ratification of Our Auditors for 2009.” For information on how to obtain directions to be able to attend the meeting and vote in person, please contact Barney White, Investor Relations, HCC Insurance Holdings, Inc., 13403 Northwest Freeway, Houston, Texas 77040-6094.

EACH SHAREHOLDER WHO DOES NOT EXPECT TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS IN PERSON IS URGED TO EXECUTE THE PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE OR SUBMIT THE PROXY BY TELEPHONE OR USING THE INTERNET. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors,

James L. Simmons,
Vice President and Secretary

April 13, 2009

ANNUAL MEETING OF SHAREHOLDERS OF

HCC INSURANCE HOLDINGS, INC.

May 21, 2009

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at www.hcc.com

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

21030000000000000000 0 052109

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES LISTED IN PROPOSAL 1
AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect the following Directors to serve for one-year terms of office ending at the Annual Meeting of Shareholders in the year 2010, or until their successors are duly elected and qualified.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Frank J. Bramanti
- ○ Walter M. Duer
- ○ Edward H. Ellis, Jr.
- ○ James C. Flagg
- ○ Thomas M. Hamilton
- ○ John N. Molbeck, Jr.
- ○ James E. Oesterreicher
- ○ Robert A. Rosholt
- ○ Christopher J. B. Williams
- ○ Scott W. Wise

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Ratify Appointment of PricewaterhouseCoopers, LLP as auditors for 2009.	☐	☐	☐

3. In their discretion, the proxies are authorized to vote upon such business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement for such meeting, and the Annual Report of HCC Insurance Holdings, Inc. for the fiscal year ended December 31, 2008.

When properly executed, this proxy will be voted as designated herein by the undersigned. If no choice is specified, the proxy will be voted "FOR" the election of all nominees for Director listed in Proposal 1 and "FOR" Proposal 2, and, according to the discretion of the proxy holders, on any other matters that may properly come before the Annual Meeting or any and all postponements or adjournments thereof.

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF

HCC INSURANCE HOLDINGS, INC.

May 21, 2009

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at www.hcc.com

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

21030000000000000000 0 052109

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1. To elect the following Directors to serve for one-year terms of office ending at the Annual Meeting of Shareholders in the year 2010, or until their successors are duly elected and qualified.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Frank J. Bramanti
- ○ Walter M. Duer
- ○ Edward H. Ellis, Jr.
- ○ James C. Flagg
- ○ Thomas M. Hamilton
- ○ John N. Molbeck, Jr.
- ○ James E. Oesterreicher
- ○ Robert A. Rosholt
- ○ Christopher J. B. Williams
- ○ Scott W. Wise

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Ratify Appointment of PricewaterhouseCoopers, LLP as auditors for 2009.	☐	☐	☐

3. In their discretion, the proxies are authorized to vote upon such business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement for such meeting, and the Annual Report of HCC Insurance Holdings, Inc. for the fiscal year ended December 31, 2008.

When properly executed, this proxy will be voted as designated herein by the undersigned. If no choice is specified, the proxy will be voted "FOR" the election of all nominees for Director listed in Proposal 1 and "FOR" Proposal 2, and, according to the discretion of the proxy holders, on any other matters that may properly come before the Annual Meeting or any and all postponements or adjournments thereof.

Signature of Shareholder ____________ Date: ______ Signature of Shareholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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HCC INSURANCE HOLDINGS, INC.

THE BOARD OF DIRECTORS SOLICITS THIS PROXY

As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card.

The undersigned hereby constitutes and appoints Frank J. Bramanti and James L. Simmons, and each of them, acting in the absence of others, as proxies of the undersigned, with full power of substitution in the premises to each of them, to appear and vote, as designated herein, all shares of the common stock of HCC Insurance Holdings, Inc. held of record by the undersigned on April 2, 2009 at the Annual Meeting of Shareholders to be held at the Omni Hotel, Four Riverway, Houston, Texas 77056 on May 21, 2009 at 9:00 a.m., Houston Time, and at any and all postponements or adjournments thereof.

(Continued and to be signed on the reverse side.)

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